UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

RESOLUTE FOREST PRODUCTS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Resolute Forest Products Inc.

1010 De La Gauchetière Street West, Suite 400

Montreal, Quebec

H3B 2N2, Canada

April 14, 2022

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of Resolute Forest Products Inc. to be held on Friday, May 27, 2022, at 8:00 a.m. (Eastern). This year’s annual meeting of stockholders will be conducted both online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 De La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada. This hybrid format provides you with the option of attending the meeting in person, subject to public health restrictions relating to the COVID-19 pandemic at the time of the meeting, or joining the meeting online. Whether you choose to attend in person or online, you will be able to listen to the meeting live, submit questions and vote your shares. We strongly encourage you to review guidance from public health authorities, which could limit the number of in-person attendees or require stockholders to attend the annual meeting virtually to mitigate health and safety risks to participants. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our annual meeting.

The notice of internet availability of proxy materials provides you with information on how to access the proxy materials and obtain the details of the business to be conducted at the meeting.

In addition to the formal items of business to be brought before the meeting, we will respond to stockholders’ questions.

Whether or not you plan to attend the meeting, be it online or in person, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy or voting instruction card by internet or, if you have requested to receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy form in the enclosed envelope. You will find the proxy card or voting instruction card by accessing the internet websites mentioned on the notice of internet availability and by following the instructions thereon.

Resolute’s annual report for 2021 is available by internet or by mail in accordance with the instructions found on the notice of internet availability, and we urge you to read it carefully.

We look forward to your attendance at the annual meeting.

Sincerely,

Remi G. Lalonde

President and chief executive officer

Duncan K. Davies

Chairman of the board

Resolute Forest Products Inc.

1010 De La Gauchetière Street West, Suite 400

Montreal, Quebec

H3B 2N2, Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2022

April 14, 2022

Dear Stockholder:

The 2022 annual meeting of stockholders of Resolute Forest Products Inc. will be held on Friday, May 27, 2022, at 8:00 a.m. (Eastern) online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 De La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada, for the purpose of voting on the following matters:

1.	the election of directors for the ensuing year;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year;

3.	an advisory vote to approve executive compensation, or the “say-on-pay” vote; and

4.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at our annual meeting, and any adjournment or postponement thereof, is the close of business on March 29, 2022.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 27, 2022:

The proxy statement and our 2021 annual report are available at

https://www.astproxyportal.com/AST/RFP_EN.

This year’s annual meeting of stockholders will be conducted both online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 De La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada. This hybrid format provides you with the option of attending the meeting in person, subject to public health restrictions relating to the COVID-19 pandemic at the time of the meeting, or joining the meeting online where you will be able to listen to the meeting live, submit questions and vote your shares. You may also forward your questions in advance to ir@resolutefp.com, and the company will respond to as many appropriate questions as time permits during the meeting, to the extent relevant to the business of the meeting. Please make sure your email clearly identifies your name and whether you are a stockholder. To join the annual meeting online, you will need to have your 11- or 12-digit control number, which is included on your notice of internet availability and proxy card and the following password: resolute2022. If you are not a stockholder of record, you must obtain a legal proxy from your intermediary institution and contact our transfer agent at proxy@astfinancial.com, at least five business days prior to May 27, 2022, to secure a proxy card with the 11- or 12-digit control number in order to vote your shares at the annual meeting. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our annual meeting.

By order of the board of directors,

Stephanie Leclaire

Corporate secretary

April 14, 2022, Montreal, Quebec, Canada

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Resolute Forest Products Inc. on behalf of our board of directors for the 2022 annual meeting of stockholders. This year’s annual meeting of stockholders will be conducted on Friday, May 27, 2022, at 8:00 a.m. (Eastern) both online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 De La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada, subject to public health restrictions relating to the COVID-19 pandemic at the time of the meeting. Proxy materials for the annual meeting are being made available on or about April 14, 2022.

When we use the terms “Resolute,” “the company,” “we,” “us” and “our,” we mean Resolute Forest Products Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

Except for documents filed with the Securities and Exchange Commission, or the “SEC” and expressly incorporated by reference in this proxy statement, the information on the company’s website is not a part of, and is not incorporated by reference in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the notice of internet availability and why did I not receive a full set of proxy materials?

Notice and Access Rules adopted by the SEC, allow companies to choose the method for delivering proxy materials to stockholders. We have again elected this year to use the Notice and Access Rules and therefore to mail a notice regarding the availability of proxy materials on the internet (the “notice of internet availability”) instead of sending a full set of proxy materials in the mail to our stockholders. This notice of internet availability will be mailed to our stockholders approximately on April 14, 2022, and our proxy materials will be posted on both our corporate website (www.resolutefp.com/Investors/Financial_Reports), the website referenced in the notice of internet availability as well as on https://www.astproxyportal.com/AST/RFP_EN on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our stockholders and lowers the costs of the annual meeting. If you are a stockholder and would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice of internet availability for requesting copies.

Who is entitled to vote at the annual meeting?

Owners of Resolute’s common stock at the close of business on March 29, 2022, the record date for the annual meeting, are entitled to receive the notice of internet availability and to vote their shares at the meeting. On that date, there were 76,796,573 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted on at the annual meeting.

What is the difference between holding shares as a stockholder of record and through an intermediary?

You are a stockholder of record if you own shares of common stock that are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC. If you are a stockholder of record, the transfer agent is sending the notice of internet availability to you directly. As a stockholder of record, you may vote at the annual meeting by attending the annual meeting in person or online by following the instructions posted at https://web.lumiagm.com/295854943, or you may vote by proxy. To join the annual meeting, you will need to have your 11- or 12-digit control number, which is included on your notice of internet availability and proxy card and the following password: resolute2022.

If you hold shares of common stock indirectly through a broker, bank or similar institution (which we refer to as an “intermediary institution”), you are a “street name” holder and the notice of internet availability is being sent to you by the intermediary institution through which you hold your shares. If you provide specific voting instructions by mail, telephone or the internet, your intermediary institution will vote your shares as you have directed. You are also invited to attend the annual meeting in person or online at https://web.lumiagm.com/295854943. However, since you are not a stockholder of record, you may not vote your shares at the annual meeting by attending the meeting in person or online unless you request and obtain a legal proxy from your intermediary institution. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at proxy@astfinancial.com at least five business days prior to May 27, 2022, to secure a proxy card with the 11- or 12-digit control number in order to vote during the meeting online. To join the annual meeting online, you will also need the following password: resolute2022.

What do I need to do to attend the annual meeting?

This year’s annual meeting of stockholders will be conducted both online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 De La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada. This hybrid format provides stockholders with the option of attending the meeting in person, subject to public health restrictions relating to the COVID-19 pandemic at the time of the meeting, or joining the meeting online. Whether stockholders choose to attend in person or online, they will be able to listen to the meeting live, submit questions and vote their shares. Stockholders of record as of March 29, 2022, will be able to attend and participate in the annual meeting.

Joining online: The live audio webcast of the annual meeting will begin promptly at 8:00 a.m. (Eastern) on May 27, 2022. Online access to the audio webcast will be available approximately 60 minutes prior to the start of the annual meeting to allow time for you to log in and test the system. To attend the online annual meeting, you will need to log in at https://web.lumiagm.com/295854943. You will need your unique 11- or 12-digit control number, which appears on your notice of internet availability and the following password: resolute2022. If your shares are held by an intermediary institution, you are considered the beneficial owner of the shares. Since a beneficial owner is not a stockholder of record, you may not attend the meeting and vote your shares online at the annual meeting unless you obtain a legal proxy from the intermediary institution that holds your shares that gives you the right to vote at the annual meeting. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at proxy@astfinancial.com at least five business days prior to May 27, 2022, to secure a proxy card with the 11- or 12-digit control number in order to vote. To join the annual meeting online, you will also need the following password: resolute2022. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our online annual meeting.

Joining in person: Attendance in person at the annual meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, to attend the meeting in person. If you hold your shares in street name and you plan to attend the annual meeting, you must bring an account statement or other suitable evidence that you held shares of common stock as of the record date to be admitted to the meeting. For directions to the annual meeting, you may contact our investor relations department by following the instructions on our website at www.resolutefp.com/Investors. Any representative of a stockholder who wishes to attend must present acceptable documentation evidencing his or her authority, suitable evidence of ownership by the stockholder of common stock as described above and an acceptable form of identification. We reserve the right to limit the number of representatives for any stockholder who may attend the meeting. Sanitary measures established by the local authorities could limit the number of persons in attendance or impose other limitations. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our in-person annual meeting.

Whether you plan to attend the annual meeting online or in person, we recommend that you vote by proxy as described herein as early as possible so that your vote will be counted if you decide not to attend the annual meeting.

An audio recording of the annual meeting will be available on our annual meeting website at www.resolutefp.com/Investors after the meeting.

Submitting Questions. We will hold a live question and answer session in connection with the annual meeting. Stockholders may submit questions in person or via our virtual stockholder meeting website at https://web.lumiagm.com/295854943. We intend to answer properly submitted questions that are relating to the company and the meeting matters, as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not relevant to meeting matters or that are otherwise inappropriate. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. You may also forward your questions in advance to ir@resolutefp.com. Please make sure your email clearly identifies your name and provide evidence that you are a stockholder. We will strive to answer appropriate questions that have not been answered during the meeting by posting an answer on our annual meeting website after the meeting.

Technical Assistance. If you experience technical difficulties joining the annual meeting online or during the meeting online please call (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300 for assistance.

What methods can I use to vote?

If you are a registered holder, you may vote:

•

By mail. If you would like to receive a paper copy of the proxy card, you should follow the instructions on the notice of internet availability for requesting copies. Complete, sign and date the printed proxy card and return it in the pre-paid envelope enclosed that will be accompanying the proxy card.

•

By internet. You can vote on the internet at www.voteproxy.com. The internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. Voting will be open 24 hours a day, 7 days a week, but proxies submitted using these methods must be received by 11:59 p.m. (Eastern) on May 26, 2022.

•	By attending the meeting in person. You may vote in person at the meeting. See What do I need to do to attend the annual meeting?

•

By attending the meeting online. You may vote online by attending the meeting and following the instructions posted at https://web.lumiagm.com/295854943. To join the annual meeting online, please see What do I need to do to attend the annual meeting?

If you are a street name holder, you may vote:

•

By mail. If you would like to receive a paper copy of the voting instruction form, you should follow the instructions on the notice of internet availability for requesting copies. Complete, sign and date the voting instruction form and return it in the pre-paid envelope enclosed that will be accompanying the voting instruction form.

•

By internet. You can vote through the internet at the website address indicated in your intermediary institution’s voting instructions on the notice of internet availability. The internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

•

By attending the meeting in person. You can vote in person at the meeting if you bring a valid “legal proxy,” which you can obtain from your intermediary institution through which you hold your shares. See What do I need to do to attend the annual meeting?

•

By attending the meeting online. If your shares are held by an intermediary institution, you are considered the beneficial owner of the shares. Since a beneficial owner is not a stockholder of record, you may not attend the meeting and vote your shares online at the annual meeting unless you obtain a legal proxy from the intermediary institution that holds your shares that gives you the right to vote at the annual meeting. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at

proxy@astfinancial.com at least five business days prior to May 27, 2022, to secure a proxy card with the 11- or 12-digit control number in order to vote. To join the annual meeting, you will also need the following password: resolute2022.

What is a broker non-vote?

If you are a street name holder, you must instruct your intermediary institution how to vote your shares. If you do not, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote, which is referred to as a “broker non-vote”, in accordance with the rules of the New York Stock Exchange, or “NYSE.” Under those rules, your intermediary institution has discretionary voting authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if it does not receive voting instructions from you. But the election of directors and the advisory say-on-pay vote are non-discretionary items, and they may not be voted upon by your broker without specific voting instructions from you. Accordingly, your shares would not be voted on these matters.

Is there a list of stockholders entitled to vote at the annual meeting?

A list of stockholders of record entitled to vote at the meeting will be available for inspection for the ten days before the meeting for any purpose germane to the meeting during ordinary business hours at Resolute Forest Products Inc., 1010 De La Gauchetière Street West, Suite 400, Montreal, Quebec, H3B 2N2, Canada from May 17, 2022, through May 26, 2022. During the annual meeting, the list of stockholders of record entitled to vote at the meeting will be available for inspection upon request in person or at https://web.lumiagm.com/295854943.

What is the quorum for the annual meeting?

The presence of the holders of shares of common stock representing at least one-third of the voting power of all common stock issued and outstanding and entitled to vote at the meeting, participating online, in person or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are considered present for purposes of determining a quorum.

How will my shares be voted at the annual meeting?

At the meeting, the persons named in the proxy card or, if applicable, their substitute(s) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted:

•	FOR the election of each director nominee;

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

•	FOR the advisory resolution approving executive compensation; and

•	At the discretion of the proxy holders on any other matter that may properly come before the meeting.

Can I revoke my proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the company’s corporate secretary;

•	delivering a valid, later-dated proxy, or later-dated vote on the internet, before the annual meeting;

•

attending the annual meeting online and voting by following the instructions at https://web.lumiagm.com/295854943. See What do I need to do to attend the annual meeting? for instructions on how to join the meeting online; or

•	attending the annual meeting in person and voting your shares.

If you are a street name holder, you can submit new voting instructions by contacting your intermediary institution. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

What are the voting requirements for the approval of each matter presented at the annual meeting?

•

Election of directors. Since the number of nominees for director is the same as the number of positions on the board to be filled, election of directors at this annual meeting is deemed “non-contested.” As a result, under our by-laws, directors are elected by a majority vote. An incumbent director nominee who does not receive a majority of the votes cast in a non-contested election shall tender his or her resignation to the board. Under our by-laws, abstentions and broker non-votes will not be considered “cast” in the election of directors, and, as a result, will not affect the outcome of the director election.

•

Ratification of PricewaterhouseCoopers LLP. The ratification of the appointment of an independent registered public accounting firm is not required under our by-laws, but we are asking as a matter of good governance. A majority of the votes present and entitled to vote at the meeting must vote to approve the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2022 fiscal year for the ratification to pass. Abstentions will have the same effect as a vote against this proposal.

•

Advisory vote on executive compensation. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt, on an advisory basis, the resolution approving compensation of our named executive officers. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be considered “entitled to vote” on this matter and, as a result, will not affect the outcome of the vote.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is necessary to meet applicable legal requirements to assert or defend claims for or against the company or made during a contested proxy solicitation, tender offer or other change of control situation.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What information is available via the internet?

These documents can be found at https://www.astproxyportal.com/AST/RFP_EN:

•	notice of annual meeting;

•	proxy statement; and

•	2021 annual report.

Your proxy card or voting information form can also be found at the internet address mentioned on the notice of internet availability.

Can I obtain printed materials of the proxy materials?

Yes, follow the instructions on the notice of internet availability to receive printed proxy materials in time enough to vote your shares.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you will receive separate proxy materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one set of proxy materials. Please follow the instructions on each of the notices of internet availability that you receive in order to vote all of your shares. If you would like to consolidate multiple accounts at our transfer agent, please contact American Stock Transfer & Trust Company, LLC at (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding,” pursuant to which stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of proxy materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate notices of internet availability. Householding would not in any way affect dividend check mailings, if any. If you participate in householding and wish to receive a separate copy of proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300 (800- 937-5449 or 718-921-8300), or at 6201 15th Avenue, Brooklyn NY 11219. If you are a street name holder, you can request information about householding from your intermediary institution.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The board has adopted a formal set of corporate governance principles and practices, which we refer to as the “corporate governance principles.” The purpose of the corporate governance principles, which are available on our website (www.resolutefp.com/about_us/corporate_governance), is to provide a structure within which directors can effectively pursue the company’s objectives for the benefit of stockholders and supervise the management of the company. The corporate governance principles are guidelines intended to serve as a flexible framework within which the board may conduct its business, and not as a set of legally binding obligations.

The corporate governance principles outline the board’s responsibilities and the interplay among the board and its committees in furthering the company’s overall objectives. The corporate governance principles provide information on the board’s role in advising management on significant issues facing the company and in reviewing and approving significant actions, as well as the principal roles of certain committees of the board, including:

•

the board’s selection and evaluation of senior executive officers, including the president and chief executive officer, with assistance from the human resources and compensation/nominating and governance committee (the “HRCNG committee”), and succession planning;

•	the administration of executive and director compensation by the HRCNG committee, with final approval of the president and chief executive officer and director compensation by the board;

•	the selection and oversight of our independent registered public accounting firm and oversight of public financial reporting by the audit committee;

•

the evaluation of candidates for board membership and the oversight of the structure and practices of the board, the committees and corporate governance matters in general by the HRCNG committee, including annual assessment (collectively and on an individual basis) of board and committee effectiveness; and

•

the HRCNG committee, the environmental, health, safety and sustainability committee together with the board are responsible for overseeing the company’s sustainability plans and strategies as well as the company’s environmental, social and governance (“ESG”) performance.

Our corporate governance principles also include, among other things:

•	general qualifications for board membership, including independence requirements (with, among other things, the categorical standards for board determinations of independence);

•	director responsibilities, including board and stockholder meeting attendance and advance review of meeting materials;

•	provisions for director access to management and independent advisors, and for director orientation and continuing education; and

•

an outline of management’s responsibilities, including production of financial reports and disclosures, implementation and monitoring of internal controls and disclosure controls and procedures, development, presentation and implementation of strategic plans and setting a strong ethical “tone at the top.”

Director Independence

The company’s corporate governance principles also include standards concerning the independence of board members. Those standards are designed to comply with those established by the SEC and the NYSE. They include the following:

•

Each member of the board, except for the president and chief executive officer and, at the discretion of the board, up to two additional directors, must be independent. The definition of independence is based on the NYSE’s corporate governance standards, which also requires a majority of directors to be independent, and rules established by the SEC.

•	Each member of the audit committee and the HRCNG committee must be independent.

•

The independent directors must meet in executive session at least annually without any non-independent director or executive officer. The independent directors will also meet in executive session at the end of any board meeting at the request of any independent director. The chairman presides at these meetings.

On the basis of information solicited from each director, and upon the advice and recommendation of our HRCNG committee, the board has determined that at the date of this proxy statement six out of the company’s eight nominee directors are independent, as defined in the NYSE’s corporate governance standards and our by-laws, namely: Randall C. Benson, Suzanne Blanchet, Duncan K. Davies, Jennifer Dolan, Alain Rhéaume and Michael S. Rousseau.

The board has also determined that each member of the audit committee and the HRCNG committee satisfies the requirements for independence, including the additional independence standards under NYSE rules for audit committee members and HRCNG committee members. As part of these determinations, which included considering the relationships described below under Related Party Transactions, as applicable, business relationships among our directors, and the categories of relationships below, the board determined that none of the independent directors has a direct or indirect material relationship with the company other than as a director, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our corporate governance principles reflect the board’s determination that the following categories of relationships alone are not material and will not impair a director’s independence:

•

ownership of less than 5% of the equity of, or being a director of, another company that does business with the company where the annual sales to, or purchases from, the company are less than 5% of the annual revenues of either company;

•

ownership of less than 5% of the equity of, or being an executive officer or director of, an unaffiliated company that is indebted to the company (or to which the company is indebted), where the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; and

•

serving as an officer, director or trustee of a charitable organization, where the company’s charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts, or $20,000 per year, whichever is less.

The HRCNG committee, in consultation with the audit committee when appropriate, is responsible for reviewing and overseeing related party transactions and conflicts of interest situations involving the company, its directors, executive officers, the chief accounting officer, and related parties. The board has adopted a formal written policy on related person transactions applicable to directors and executives, formalizing the process of review and requiring prior approval of certain related person transactions. See “Related Party Transactions” below.

Code of Conduct

We have adopted a written code of business conduct that applies to all hourly and salaried employees, including our president and chief executive officer, chief financial officer and chief accounting officer, and to company directors. The code of business conduct establishes the fundamental ethical values and standards the company expects in the work and business activities of its employees, officers and directors. The code of conduct provides that responsible environmental stewardship is both an ethical obligation and a business imperative, integral to our overall commitment to sustainable development.

Among other things, the code of business conduct requires that each employee and officer disclose any actual, potential or apparent conflict of interest in the manner set out in the code.

The company’s corporate governance principles and the related person transactions policy describe the process applicable to the disclosure, review and approval of conflicts of interest and related person transactions, including situations involving directors and executive officers. The company’s policies provide that each director:

•	must avoid every conflict of interest with the company and must recuse himself or herself from any board decision where a conflict of interest may exist;

•	must promptly report any related person transaction to the HRCNG committee;

•	owes a duty to the company to advance its legitimate interests;

•	must maintain the confidentiality of information entrusted to him or her;

•	must comply, and oversee the compliance by employees, officers and other directors, with applicable laws, rules and regulations;

•	must deal fairly, and must oversee fair dealing by employees and officers, with the company’s customers, suppliers, competitors and employees;

•	should promote ethical behavior; and

•	must protect the company’s assets and ensure their efficient use.

The code of business conduct is available on our website (www.resolutefp.com/about_us/corporate_governance). The company will post on its website any waiver or amendment to the code of business conduct.

Board Leadership Structure; Communication with Independent Directors

The company’s business is managed under the direction of the board, with the board delegating the management of the company to the president and chief executive officer, working with other executive officers, in a manner consistent with the company’s objectives and in accordance with its by-laws. This delegation of authority is not intended to minimize the board’s supervisory duties, as more fully set forth in our corporate governance principles.

As board chairman, Mr. Davies presides over board meetings. Because he is an independent director, the position of lead director, held by Mr. Rhéaume up until Mr. Davies’s nomination on the board on September 13, 2021, was eliminated and Mr. Martin has been appointed vice chair of the board. Mr. Martin’s responsibilities as such include, among other things, chairing any meeting of the directors in the absence of the chairman.

As indicated in the company’s corporate governance principles, it is the company’s current intent that the chairman not also concurrently hold the position of president and chief executive officer and, accordingly, the positions are separated. This allows the president and chief executive officer to focus on managing the company, and the chairman to lead the board in providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our president and chief executive officer is called to devote to his position, and facilitates the independent functioning of the board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the board in fostering ethical and responsible decision-making and sound corporate governance practices.

Stockholders and other interested persons may communicate with the independent directors by sending an e-mail to independentdirectors@resolutefp.com or send a written communication to: Resolute Forest Products Inc. Independent Directors, c/o Resolute Forest Products Corporate Secretary, 1010 De La Gauchetière Street West, Suite 400, Montreal, Quebec, H3B 2N2, Canada. The company’s corporate secretary will forward those communications to the intended recipients and will retain copies for the company’s records.

Regardless of the method of communication, no message will be screened or edited before it is delivered to the intended recipient(s), who will determine whether to relay the message to other members of the board.

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to board oversight. The board executes its oversight responsibility for risk assessment and risk management directly and through its committees, as follows:

•

Audit committee. The audit committee periodically reviews management’s plans to manage the company’s exposure to financial risk, and reports or makes recommendations on significant issues to the board. To the extent deemed appropriate in fulfilling its responsibilities, the audit committee also discusses and considers the company’s policies with respect to general risk assessment and risk management, major information technology and cybersecurity risk exposures, and reviews contingent liabilities and risks that could be material to the company, including major legislative and regulatory developments that could materially impact the company’s contingent liabilities.

•

Environmental, health, safety and sustainability committee. The environmental, health, safety and sustainability committee reviews the company’s outstanding and potential liabilities related to environmental, health, safety and sustainability matters. It also reviews with management all significant environmental incidents or occupational accidents within the company and any event of material non-compliance. The committee monitors the company’s relationships with external environmental, health and safety regulatory authorities, which are critical to our business operations. The committee also periodically reviews the company’s strategies, activities, policies, communications and performance regarding sustainability and other related matters and makes recommendations to the board. The committee reports to the board, at a minimum on an annual basis, on the sustainability performance of the company, more specifically, the identification and management of risks and opportunities relating to environmental, health, safety and social matters.

•

Finance committee. The finance committee reviews at least annually a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the company’s subsidiaries, and related funding obligations. At least annually, the finance committee reviews the adequacy of management’s plans and processes to manage the company and its subsidiaries’ exposure to financial risks and the company and its subsidiaries’ insurance principles and coverage, including those associated with the use of derivatives, currency and interest rates swaps and other risk management techniques. The finance committee also reviews, as needed, the actual and projected financial situation and capital needs of the company, including as a result of the company’s business plan and strategy, cash plan, short-term investment policy, balance sheet, dividend policy, issuance or repurchase of company stock and capital structure (e.g., the respective level of debt and equity, the sources of financing and equity, the company’s financial ratios and credit rating policy). The committee is also responsible for the review of mergers, acquisitions, divestitures and other similar transactions and capital expenditure projects submitted to the board for final approval.

•

Human resources and compensation/nominating and governance committee or HRCNG. The HRCNG committee assists the board in discharging its responsibilities with respect to human resources strategy, policies and programs and matters relating to the use of human resources and also assists the board in fulfilling its responsibilities to ensure that the company is governed in a manner consistent with its by-laws and in the best interests of its stockholders. The HRCNG committee also considers the impact of the company’s executive compensation program and the incentives created by the compensation awards on the company’s risk profile, and reviews all of the company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the company. The board believes that these roles are important in managing the company’s reputational risk.

The board does not view risk in isolation. Risks are considered in virtually every business decision, including those related to the company’s strategic plan and capital structure.

Director Qualifications, Nomination Process and Diversity Policy

We believe that each director should possess high personal and professional ethics, integrity and values, an inquiring and independent mind as well as practical wisdom, vision and mature judgment. Directors should also have a breadth and diversity of expertise and backgrounds, as contemplated by the board and executive leadership diversity policy, and expertise that is useful to the company and complementary to the background and experience of other board members so that an optimum balance of expertise among members on the board can be achieved and maintained. In light of other business and personal commitments, directors should also be willing and able to devote the required amount of time to diligently fulfill the duties and responsibilities of board membership, and be committed to serve on the board over a period of years to develop knowledge about the company’s operations.

With respect to the HRCNG committee’s evaluation of nominee candidates, including those recommended by stockholders, the committee has no formal requirement or minimum standard for the evaluation of nominees. Rather, the committee considers each candidate on his or her own merits. The HRCNG committee takes into account the skills and experience of each director to ensure that the board composition is properly balanced. When selecting nominee candidates, the HRCNG committee also considers tenure and board renewal aspects. The table below lists the skill sets and experience that are considered important for the company’s directors to possess, along with the number of director nominees who possess them. A description of each individual director’s experience, qualifications and skills considered in the nomination process (focused on the criteria contained in our corporate governance standards) is also included in the directors’ individual biographies below.

Director Skills And Experience	Total # (over 8 directors)
Senior executive experience	8
Industry experience	4
Financial and/or accounting experience	7
Strategic planning and capital allocation	6
Risk management	6
Capital markets/mergers & acquisition experience	7
Human resources and compensation experience	6
Public policy/government relations experience	5
Governance and compliance experience	6
Environment, health & safety experience	4
Information technology, cybersecurity and digitalization	2
Public company board experience	6
ESG, sustainability	4
Sales & marketing	3
Supply chain & logistics	4
Operations	5
Innovation	4
Senior role with major customer in relevant industry	2
Global expertise	5

In 2020, the board adopted a formal written diversity policy for the board of directors and the company’s executives. The board and the HRCNG committee advocate diversity in the broadest sense, including diversity of experience, expertise and personal characteristics. Diversity, including gender diversity, is important because we believe a variety of points of view contribute to a more effective decision-making process. While maintaining the appropriate mix of skills and experience reflecting the strategic needs of the business and the nature of the environment in which the company operates, the HRCNG committee will actively seek out a broad pool of candidates for board positions from diverse ethnic, race, gender and cultural background. The board will strive to maintain a minimum representation of 25% of men and 25% of women directors on the board. As of last year’s annual meeting, 29% of the members of the board were women. Currently there are two women on the board and with the proposed candidates all being elected at the annual meeting, the board will continue to have a 25% representation of women. After careful consideration as to the mix of skills, experience and personal characteristics that is desired at the board to ensure optimal performance, the board, in consultation with the HRCNG committee, has decided that it is in the best interest of the company to waive Ms. Dolan’s mandatory retirement at age 75 so that she may stand for reelection exceptionally this year. Ms. Dolan’s breadth of industry experience, deep knowledge of the business, as well as the diversity characteristics she brings to the board as a woman director are factors that have been considered in this decision. The board has hired a recruitment firm to assist in its renewal process and in particular, in its search for women nominee candidates with a view to increase women’s representation on the board to 30% by 2024.

The company also values having a diversity of personal characteristics within its executive leadership. Accordingly, fostering diversity, inclusive of the representation of men and women, is a key factor in the company’s talent management strategy, which seeks to identify, mentor and develop current executives and employees for more senior positions within the organization. As part of its mandate to monitor the talent management strategy, the HRCNG committee ensures that such policy objectives are taken into account when implementing the talent management strategy and when identifying and evaluating internal or external candidates for executive leadership positions.

The following table illustrates the evolution of the representation of women on the board and at the executive level:

	Women on the board	Women executive officers
2020 annual meeting	2/7 or 29%	1/9 or 11%
2021 annual meeting	2/7 or 29%	1/9 or 11%
2022 annual meeting (provided all candidates are elected at the annual meeting)	2/8 or 25%	2/9 or 22%

The company also has in place a diversity policy to ensure that all employees are afforded equal consideration and opportunities. The first meeting of the company’s diversity, equity and inclusion working committee took place in early 2022. Composed of employees from all our business segments and corporate functions, the working committee provides recommendations on decisions relating to diversity, equity and inclusion projects and initiatives.

Stockholders who wish to submit director candidates for consideration by our HRCNG committee at the 2023 annual meeting may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to the corporate secretary, Resolute Forest Products Inc., 1010 De La Gauchetière Street West, Suite 400, Montreal, Quebec, H3B 2N2, Canada no earlier than February 26, 2023, and no later than March 28, 2023.

Meetings and Committees

The board met ten times in 2021. Each director attended all regular and special meetings of the board and all regular and special meetings of the committees on which the director sits.

We expect each director to attend all regular board meetings, all meetings of the committee(s) on which the director sits and all annual and special meetings of stockholders. All directors standing for reelection attended last year’s annual meeting of stockholders. For detailed attendance information for incumbent directors, please see their individual biographical information below.

The board has adopted a written charter for each of its four standing committees: the audit committee, the HRCNG committee, the environmental health, safety and sustainability committee and the finance committee. Each committee’s charter is available on our website at www.resolutefp.com/about_us/corporate_governance.

Audit Committee

The members of the audit committee are: Suzanne Blanchet, Jennifer C. Dolan, Alain Rhéaume and Michael S. Rousseau (chair). The board has determined that each member of the audit committee is “independent” in accordance with the NYSE’s corporate governance standards, our by-laws and rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The board has determined that each member qualified as an “audit committee financial expert” in accordance with SEC rules.

The audit committee oversees our financial reporting, internal controls and audit function process on behalf of the board. Its purposes and responsibilities include:

•	Monitoring the integrity of our financial reporting process, systems of internal control and financial statements.

•	Monitoring the independence and qualifications of our independent registered public accounting firm.

•	Overseeing the audit of the company’s financial statements.

•	Monitoring the performance of our internal audit function and independent registered public accounting firm.

•	Monitoring our compliance with legal and regulatory requirements that could have an impact on the company’s financial statements.

•	Fostering open communications among the board, management, the independent registered public accounting firm and internal auditors.

•	Reviewing management’s plans to manage the company’s exposure to financial risk and report or make recommendations on significant issues to the board.

•	Overseeing other matters mandated by applicable rules and regulations as well as listing standards of the NYSE.

The audit committee met seven times in 2021.

Environmental, Health, Safety and Sustainability Committee

The members of the environmental, health, safety and sustainability committee are: Randall C. Benson, Suzanne Blanchet (chair), Jennifer C. Dolan and Bradley P. Martin. The environmental, health, safety and sustainability committee monitors the policies, management systems and performance of the company’s environmental and occupational health and safety matters on behalf of the board. The environmental, health, safety and sustainability committee, together with the board and the HRCNG committee, are responsible for overseeing the company’s sustainability plans and strategies as well as the company’s environmental, social and governance (ESG) performance. The committee was renamed in 2021 to add sustainability to its name to better reflect the sustainability role it was already responsible for.

The primary responsibilities of the environmental, health, safety and sustainability committee include:

•	Reviewing the adequacy of the environmental, health and safety programs and performance of the company.

•	Reviewing annually the company’s environmental, health and safety (i) vision and policies and (ii) strategies and objectives.

•	Reviewing outstanding and potential liabilities for environmental, health and safety matters.

•	Reviewing with management all significant environmental incidents or occupational accidents within the company and any event of material non-compliance.

•	Monitoring the company’s relationships with external environmental, health and safety regulatory authorities and with other stakeholders.

•	Reviewing the company’s strategies, activities, policies and communications regarding sustainability and other related matters.

•

Reporting to the board, at a minimum on an annual basis, on the sustainability performance of the company, more specifically, the identification and management of risks and opportunities relating to environmental, health, safety and social matters.

The environmental, health, safety and sustainability committee met four times in 2021.

Finance Committee

The members of the finance committee are: Randall C. Benson (chair), Suzanne Blanchet, Duncan K. Davies, Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. The primary responsibilities of the finance committee include:

•

Reviewing as needed the adequacy of management’s plans to manage the company’s exposure to financial risk and insurance principles and coverage, including those associated with the use of derivatives, currency and interest rate swaps and other risk management techniques.

•	Reviewing as needed the actual and projected financial situation and capital needs of the company.

•	Reviewing at least annually the company’s tax situation and tax strategy.

•	Reviewing as needed the company’s investor profile and related investor relations and stockholder services of the company.

•	Reviewing potential merger, acquisition, divestiture, joint venture and other similar transactions and capital expenditure projects to be submitted to the board.

•

Reviewing at least once a year a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the company’s subsidiaries, and related funding obligations.

The finance committee met six times in 2021.

Human Resources, Compensation/Nominating and Governance Committee or HRCNG

The members of the HRCNG committee are: Randall C. Benson, Duncan K. Davies, Jennifer C. Dolan, Alain Rhéaume (chair) and Michael S. Rousseau. The HRCNG committee’s primary responsibilities include:

•	Human resources and compensation

•	Reviewing from time to time and approving the structure of the company’s executive compensation to ensure the structure is appropriate to achieve the company’s objectives.

•	Evaluating annually the president and chief executive officer’s performance and compensation, and participating in such evaluation as it relates to other executive officers of the company.

•

At least annually, working with the chairman of the board and the president and chief executive officer to plan for the president and chief executive officer succession and reviewing the succession planning with the board.

•	Recommending to the board the appropriate structure and amount of compensation for non-employee directors.

•	Periodically evaluating the company’s executive incentive plans and approving proposed amendments to executive benefit plans.

•	Reviewing and approving employment, severance and change in control agreements.

•

Considering the impact of the company’s executive compensation program and the incentives created by compensation awards on the company’s risk profile, and reviewing all of the company’s compensation policies and procedures.

•	Recommending to the board nominees to serve as officers of the company.

•	Corporate governance

•	Overseeing and monitoring compliance with the company’s code of business conduct.

•

Reviewing and overseeing related party transactions and conflicts of interest situations involving the company, its directors, executive officers, the chief accounting officer, and related persons, in consultation with the audit committee as appropriate.

•	Developing and recommending the company’s corporate governance principles to the board.

•	Making recommendations to the board regarding stockholder proposals and any other matters relating to corporate governance.

•	Board of directors and board committees

•	Annually evaluating the size and composition of the board.

•	Making recommendations to the board regarding any resignation tendered by a director that fails to receive a majority of the votes cast in an uncontested election.

•	Identifying and recommending qualified director candidates to the board and submitting a slate of nominees for election by stockholders at the annual meeting.

•	Considering director candidates proposed by stockholders in accordance with the company’s by-laws.

•	Ensuring a process by which the board can assess its performance.

•	Assessing the performance of each board committee annually, including a review of board committee charters.

•

Overseeing the company’s sustainability plans and strategies as well as its environmental, social and governance (ESG) performance, together with the environmental, health, safety and sustainability committee and the board.

The HRCNG committee met six times in 2021.

RELATED PARTY TRANSACTIONS

The board has adopted a related person transactions policy requiring that transactions with certain persons related to the company be subject to approval of the HRCNG committee. “Related person transactions” are generally relationships and transactions in which the company is a participant and in which any director, executive officer, holder of more than 5% of our outstanding common stock or any of their immediate family members has a direct or indirect material interest. In accordance with the policy, certain types of transactions are deemed pre-approved by the committee, such as relationships or transactions involving less than $120,000.

According to the policy, each director, executive officer and the chief accounting officer of the company must promptly notify the senior vice president, corporate affairs and chief legal officer when he or she learns of any proposed or existing related person transaction not previously disclosed to the HRCNG committee, including those deemed pre-approved by the committee under the policy. The senior vice president, corporate affairs and chief legal officer shall review the transaction for the purpose of determining whether it involves a direct or indirect material interest of a related person and inform the HRCNG committee accordingly when its approval is required.

In determining whether to approve or ratify a related person transaction, the HRCNG committee, in consultation with the audit committee when appropriate, will take into account factors it deems appropriate, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, whether the transaction was undertaken in the ordinary course of business, whether there are business reasons for the company to enter into the transaction, the purpose and the potential benefits of the transaction to the company and the related person, the extent of the related person’s interest in the transaction and whether the proposed transaction was initiated by the company or the related person. The HRCNG committee shall prohibit any related person transaction (including those deemed pre-approved by the committee under the policy) if it determines the related person transaction to be inconsistent with the interests of the company and its stockholders or if any legal requirements applicable to the related person transaction have not been complied with.

In accordance with the company’s corporate governance principles, the HRCNG committee, in consultation with the audit committee when appropriate, is responsible for implementing and overseeing policies and procedures for related party transactions and conflict of interest situations, and also reviews, in addition to related party transactions, potential conflict of interest situations involving the company, its directors, executive officers, the chief accounting officer and related parties. The board may also create special independent committees from time to time to review certain transactions, including related party transactions. The corporate governance principles provide that directors may not enter into a transaction with the company without first disclosing the transaction and obtaining advance approval by the board and the HRCNG committee, and the director must recuse himself or herself from board consideration and decision on any such transaction.

To our knowledge, there are no related party transaction in the fiscal year 2021 and up to the date of this proxy statement that require disclosure under applicable laws.

DIRECTOR COMPENSATION

Director Compensation for 2021

Name	Fees Earned or Paid in Cash(1)(2)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Randall C. Benson	$90,000	(7)	$—	$—	$85,506	(8)	$11,407	$171,955	$358,868
Suzanne Blanchet	90,000	(7)	—	—	85,506	(8)	—	42,955	218,460
Duncan K. Davies	67,255				22,603	(9)	7,375	—	97,233
Jennifer C. Dolan	75,000		—	—	85,506	(10)	—	24,569	185,075
Yves Laflamme(6)	—		—	—	—		—	—	—
Remi G. Lalonde(6)	—		—	—	—		—	—	—
Bradley P. Martin	192,500	(7)	—	—	85,506	(8)	25,089	585,345	888,439
Alain Rhéaume	105,000	(7)	—	—	85,506	(8)	—	142,087	332,593
Michael S. Rousseau	100,000	(7)	—	—	85,506	(8)	—	142,087	327,593

1.

Retainer fees of all directors were payable in cash, except those of Messrs. Benson, Davies and Martin, who elected to defer all of their cash fees under the Resolute Forest Products Outside Director Deferred Compensation Plan or “director deferred compensation plan.”

2.	The director fees are paid quarterly.

3.

These amounts represent cash-settled awards granted to each outside director. On February 16, 2021, each outside director (other than Mr. Davies) was granted an award with a fair value of $75,000 each covering 8,091 stock units, subject to the Resolute Forest Products Equity Incentive Plan or “equity incentive plan.” Upon his appointment to the board on September 13, 2021, Mr. Davies received a pro-rata award covering 1,859 stock units, subject to the equity incentive plan. In each case, the company determined the number of units by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the respective grant date ($9.27 for the February 16, 2021 grants and $12.16 for Mr. Davies’ grant).

Canadian directors received the award in the form of deferred stock units, or “DSUs,” and U.S. directors received the award in the form of restricted stock units, or “RSUs” (collectively, “2021 cash-settled awards”). With the exception of Mr. Davies’ award, which vested on December 31, 2021, the 2021 cash-settled awards vested in 25% tranches on the last day of each calendar quarter of 2021. As a result, the 2021 cash-settled awards for all active directors, including Mr. Davies, as of December 31, 2021, were fully vested. The value of each director’s 2021 cash-settled award based on the per-share closing trading price on the NYSE of shares of the company’s common stock on the last trading day of the year, December 31, 2021, or $15.27, is shown below in the table under “Equity Award Component.”

4.

These amounts represent “premium stock units” credited to the accounts of Messrs. Benson, Davies and Martin under the director deferred compensation plan as a result of the deferral of their 2021 fees under this plan. The amount of the premium stock units is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on the last trading day of the year, December 31, 2021, or $15.27.

5.

Amounts reflect the value of dividend equivalents issued in 2021 attributable to outstanding equity awards granted in prior years to all outside directors other than Mr. Davies. The dividend equivalents relate to a special dividend issued by the Company to all stockholders and are not a regular component of the director’s annual compensation program.

6.

As permitted under SEC rules, all of Messrs. Laflamme and Lalonde’s compensation from the company for 2021 is set forth in the Summary Compensation Table because they each were a named executive officer in 2021. Messrs. Laflamme and Lalonde did not receive any additional compensation for their service on the board. Mr. Lalonde became a member of the board effective upon his appointment as president and chief executive officer, or “CEO” on March 1, 2021, and Mr. Laflamme ceased being a member of the board upon Mr. Lalonde’s appointment.

7.

Until Mr. Davies’ September 13, 2021, appointment to the board as chairman, Mr. Martin served as chairman of the board and Mr. Rhéaume served as lead director. Effective September 13, 2021, Mr. Martin was appointed vice chair of the board and the board eliminated the role of lead director. The “Fees Earned or Paid in Cash” column reflects the additional fees Messrs. Davies, Martin and Rhéaume received in 2021, prorated for the period of the year in which they served in these roles, and additional fees Mr. Rhéaume received as committee chair. The fees for Ms. Blanchet and Messrs. Benson and Rousseau reflect the additional fees for their roles as committee chairs.

8.

The 2021 cash-settled awards to Ms. Blanchet and Messrs. Benson, Martin, Rhéaume and Rousseau were in the form of DSUs and associated dividend equivalents. The amount shown in this column is the $75,000 grant date value of the cash-settled DSUs plus associated dividend equivalents based on the per-share closing trading price on the NYSE of shares of the Company’s stock on the last trading day of the year, December 31, 2021, or $15.27.

9.	The 2021 cash-settled award to Mr. Davies was in the form of DSUs.

10.

The 2021 cash-settled award to Ms. Dolan was in the form of RSUs and associated dividend equivalents. The amount shown in this column is the $75,000 grant date value of the cash-settled RSUs plus associated dividend equivalents based on the per-share closing trading price on the NYSE of shares of the company’s stock on the last trading day of the year, December 31, 2021, or $15.27.

Review of Director Compensation

Directors receive total compensation based on a combination of cash and equity for their service on the board. In recognition of their added accountabilities, the board chairman, the new board vice chair role, the former lead director and the committee chairs receive additional annual cash fees. Because director compensation had remained unchanged since 2011, in 2021, with assistance from an independent compensation consultant, WTW (formerly, Willis Towers Watson), the board conducted a director compensation review to assess alignment of total director compensation with market practices. The directors’ compensation structure was reviewed on a total compensation basis and an analysis of the mix between cash and equity was also performed.

The peer group identified for benchmarking purposes used the same peer group described in the CD&A for executive compensation benchmarking plus three additional companies from the manufacturing sector. The three additional companies were Applied Industrial Technologies Inc., Curtiss-Wright Corporation and Gates Industrial Corporation Plc. These three companies were included because the board felt it was appropriate to have additional industrial peers for the benchmarking. The review showed that total director compensation was approximately 25% below the median for its peer group.

As a result of this review, effective January 1, 2022, the board approved an increase in the total compensation and a change of the cash/equity mix to allocate more compensation to equity. The cash/equity mix will change from 50/50 to 40/60. In addition, as further discussed below, the stock ownership guidelines will also increase. These changes result in total director compensation in line with, or slightly above, the peer group.

	2021			2022
Board service	Member	Lead director	Chairman	Member	Vice chair	Chairman
Annual cash retainer[1]	$75,000	$95,000	$225,000	$86,000	$94,000	$130,000
Board meeting fees	$0	$0	$0	$0	$0	$0
Annual equity grant	$75,000	$75,000	$75,000	$129,000	$141,000	$195,000
Audit committee service
Chair retainer	$25,000			$25,000
Member retainer	$0			$0
Meeting fee	$0			$0
Other committee service
Chair retainer	$15,000			$15,000
Member retainer	$0			$0
Meeting fee	$0			$0
Total direct compensation[2]
Member (no service as chair)	$150,000			$215,000
Committee chair (other than audit)	$165,000			$230,000
Audit committee chair	$175,000			$240,000
Vice chair or former lead director	$170,000 (former lead director)			$235,000 (vice chair)
Chairman	$300,000			$325,000

1.	All cash fees are payable in equal quarterly installments.

2.	In addition, the company reimburses all directors for reasonable expenses incurred in connection with attending board and committee meetings.

Resolute Forest Products Outside Director Deferred Compensation Plan

Non-employee directors have an opportunity to defer all or a portion of their cash fees under the director deferred compensation plan. Fees deferred pursuant to the director deferred compensation plan are credited as DSUs for Canadian directors and as RSUs for U.S. directors. The number of deferred compensation DSUs and RSUs is determined by multiplying 110% times the amount of fees deferred and dividing this amount by the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the date the fees would otherwise be paid. This formula results in a 10% incentive (referred to in the director deferred compensation plan as the “premium stock units”).

The following table describes how DSUs and RSUs are vested and paid under the director deferred compensation plan:

Key Provisions	DSUs under Director Deferred Compensation Plan	RSUs under Director Deferred Compensation Plan
Vesting	• Non-premium are always 100% vested	• Non-premium are always 100% vested

•  Premium vest one-third on March 31 of the first three calendar years following the year in which they are credited, but with automatic 100% vesting upon termination of board service for any reason other than cause

•  Premium vest one-third on March 31 of the first three calendar years following the year in which they are credited, but with automatic 100% vesting upon termination of board service for any reason other than cause

Form of Payment	• Lump sum payment in cash	• Installment payments in cash

Timing of Payment

•  If the director is subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid as soon as administratively feasible after a termination of board service

•  If the director is not subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid by December 15 of the calendar year following the calendar year of his or her termination of board service, unless the director provides advance written notice specifying an earlier settlement date after his or her termination

•  Generally, one-third of all non-premium RSUs and all vested premium RSUs are paid as soon as administratively feasible after March 31 of the first three calendar years following the year in which they are credited

•  All non-premium RSUs and vested premium RSUs are paid as soon as administratively feasible after termination of board service for any reason other than cause

Equity Award Component

The 2021 annual cash-settled award and its terms are highlighted in the Director Compensation Table above and the accompanying footnotes. The annual cash-settled awards vested in 25% tranches on the last day of each calendar quarter of 2021. The HRCNG committee adheres to a policy that sets the grant date for the annual awards (whether granted as a stock-settled award or cash-settled award) as the eighth trading date after the release of fourth quarter earnings. For the 2021 cash-settled award, the grant date was February 16, 2021 (other than Mr. Davies). In addition to the terms noted above, the following table describes how the 2021 annual cash-settled award is vested and settled:

Key Provisions	DSU Awards	RSU Awards
Time vesting	• 25% on the last day of each calendar quarter of the year of grant	• 25% on the last day of each calendar quarter of the year of grant

Vesting upon Termination of Service

•  Upon failure to be re-elected or mandatory retirement, pro rata vesting based on months of service in 2021 unless the board determines otherwise

•  Upon death or disability, accelerated vesting of the tranche scheduled to vest at the end of the calendar quarter of the director’s termination date

•  Upon termination for cause, forfeiture of all vested and unvested awards

•  Upon any other termination (including resignation), forfeiture of all unvested awards

•  Upon failure to be re-elected or mandatory retirement, pro rata vesting based on months of service in 2021 unless the board determines otherwise

•  Upon death or disability, accelerated vesting of the tranche scheduled to vest at the end of the calendar quarter of the director’s termination date

•  Upon termination for cause, forfeiture of all vested and unvested awards

•  Upon any other termination (including resignation), forfeiture of all unvested awards

Form of Settlement	Lump sum payment in cash	Installment payments in cash

Timing of Settlement	• Vested DSUs will be settled upon termination of board service	• Generally, vested RSUs will be settled in one-third increments on March 31 of 2022, 2023 and 2024 • Accelerated settlement upon termination of service for any reason other than cause

Cash Amount

•  Amount payable in cash based on the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the settlement date

•  Amount payable in cash based on the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the settlement date

The following table shows the equity awards granted to the directors upon their appointment and annually and the fair market value of each award at December 31, 2021. The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on December 31, 2021, or $15.27. Except for awards made upon appointment to the board, each annual award had an initial grant value of $75,000. All awards are vested. At December 31, 2021, each active director continues to hold all shares settled for awards granted in prior years. The number of units below reflect the number awarded at grant plus dividend equivalents that were issued in connection with dividend payments made to all shareholders.

Messrs. Laflamme and Lalonde’s equity awards are set forth in the Summary Compensation Table as permitted under SEC rules.

Name	Grant Date	Number of Stock Units and Dividend Equivalents	Market Value at 12/31/21
Messrs. Rhéaume and Rousseau at 12/31/21	04/08/11	3,459	$52,819
	02/27/12	6,238	$95,254
	02/18/13	6,965	$106,356
	02/11/14	4,940	$75,434
	02/16/15	5,195	$79,328
	02/15/16	23,002	$351,241
	02/13/17	20,801	$317,631
	02/12/18	12,251	$187,073
	02/12/19	10,147	$154,945
	02/11/20	25,752	$393,233
	02/16/21	8,779	$134,055
Mr. Martin at 12/31/21	08/06/12	4,198	$64,103
	02/18/13	6,965	$106,356
	02/11/14	4,940	$75,434
	02/16/15	5,195	$79,328
	02/15/16	23,002	$351,241
	02/13/17	20,801	$317,631
	02/12/18	12,251	$187,073
	02/12/19	10,147	$154,945
	02/11/20	25,752	$393,233
	02/16/21	8,779	$134,055
Ms. Dolan at 12/31/21	08/07/13	2,835	$43,290
	02/11/14	3,872	$59,125
	02/16/15	4,072	$62,179
	02/15/16	19,085	$291,428
	02/13/17	18,215	$278,143
	02/12/18	11,291	$172,414
	02/12/19	9,617	$146,852
	02/11/20	25,079	$382,956
	02/16/21	8,779	$134,055
Mr. Benson at 12/31/21	08/14/17	10,377	$158,457
	02/12/18	12,251	$187,073
	02/12/19	10,147	$154,945
	02/11/20	25,752	$393,233
	02/16/21	8,779	$134,055
Ms. Blanchet at 12/31/21	02/12/19	10,147	$154,945
	02/11/20	25,752	$393,233
	02/16/21	8,779	$134,055
Mr. Davies at 12/31/21	09/13/21	1,859	$28,387

In addition, on January 9, 2011, and upon the company’s emergence from creditor protection proceedings in 2010, Messrs. Rhéaume and Rousseau received a one-time option grant. The option award covered 9,302 shares with a $23.05 exercise price. The option was fully exercisable, but expired on January 9, 2021. Option awards are not a part of the directors’ annual compensation program.

Stock Ownership Guidelines

We have established stock ownership guidelines for directors to ensure that they are also stockholders, thereby aligning their interests with those of other company stockholders. As part of the recently completed director compensation review, the board increased the stock ownership requirement.

Position
All directors	$225,000 (before January 1, 2022)
All directors other than Chairman	$375,000 (effective January 1, 2022)
Chairman	$475,000 (effective January 1, 2022)

For purposes of the guidelines, all shares directly owned and deferred stock units (whether DSUs or RSUs, vested or unvested, and cash or stock-settled) are included in the calculation. Unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, the guidelines require directors to hold all shares received upon settlement of stock units (excluding shares sold to pay taxes associated with settled shares) and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the HRCNG committee updated the guidelines to require a director who does not meet the guidelines to purchase shares or share equivalents with the net proceeds of any cash-settled awards. To determine whether a director has met the stock ownership requirement, the shares held by each director are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement, while share equivalents are calculated on the basis of the higher of the (i) price at time of grant and (ii) fair market value of the common stock at the time of measurement.

As of December 31, 2021, all members of the board of directors, except Mr. Davies, own sufficient shares or share equivalents to meet the stock ownership requirement, based on the December 31, 2021, per-share closing price of $15.27. Given his short tenure on the board, Mr. Davies did not meet the stock ownership requirement as of December 31, 2021, but continues to hold his shares or share equivalents pursuant to the guidelines.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis, or “CD&A,” summarizes our executive compensation philosophy and program, the decisions made under those programs and any changes made to reflect our business objectives. While the executive compensation program is generally applicable to the president and chief executive officer and the senior management, this CD&A focuses on the compensation of our “named executive officers” (“NEOs”) for 2021:

•	Remi G. Lalonde, president and chief executive officer (beginning March 1, 2021) and senior vice president and chief financial officer (through March 1, 2021)

•	Yves Laflamme, president and chief executive officer (through February 28, 2021) and special advisor (beginning April 1, 2021)

•	Sylvain A. Girard, senior vice president and chief financial officer (beginning March 2, 2021)

•	Hugues Simon, president, wood products (beginning March 1, 2021)

•	Richard Tremblay, senior vice president, pulp and paper operations

•	Jacques P. Vachon, senior vice president, corporate affairs and chief legal officer

Mr. Laflamme stepped down and retired from the position of president and chief executive officer effective as of 11:59 PM on February 28, 2021. On March 1, 2021, Mr. Lalonde was appointed to this position after serving as senior vice president and chief financial officer. These events were disclosed in a current report on Form 8-K filed on November 10, 2020. In accordance with SEC rules, this CD&A and the information provided in the “Tabular Disclosure of Executive Compensation” following the CD&A describe the compensation in effect for their respective positions in 2021.

Mr. Girard joined the company as special advisor to Mr. Lalonde on February 15, 2021, prior to his appointment as senior vice president and chief financial officer effective March 2, 2021. Mr. Simon similarly joined the company as a special advisor to Mr. Lalonde on January 4, 2021, prior to his appointment as president, wood products effective March 1, 2021.

Overview of Compensation Program

Our executive compensation program is designed to meet the following objectives:

•

Attract and retain team members with superior management ability, insight and judgment who will pursue the long-term growth objectives of the company, with a focus on operational and asset performance excellence and the creation of a sustainable and diversified portfolio of products;

•

Motivate and reward the named executive officers for their contributions to the company’s growth and profitability on a short- and long-term basis by linking a significant portion of the compensation package to the achievement of specific financial measures and other company goals and objectives;

•

Encourage superior individual performance by recognizing individual performance in the short-term incentive plan and rewarding, through limited discretionary cash awards, demonstrated effectiveness and remarkable initiatives, namely behaviors that enhance overall corporate performance; and

•	Ensure a strong alignment between named executive officers and all stockholder interests.

To further these objectives, the following chart shows the primary compensation elements, which are further detailed under “Elements of Our Executive Compensation Program.”

In developing the executive compensation program, the HRCNG committee incorporates best practices:

What we do	What we do not do

•  Pay-for-performance philosophy

•  Use of an independent compensation consultant

•  Rigorous leadership assessments

•  Regular comparator group reviews for compensation benchmarking purposes

•  Target compensation in line with median level for comparator group

•  Formula to cap annual incentive compensation paid to the named executive officers and other senior vice presidents

•  Long-term incentive plan (“LTIP”) design with multiple, long-term and both absolute and relative measures, including total shareholder return

•  Stock ownership guidelines

•  A significant portion of the named executive officers’ direct compensation at risk

•  Double-trigger change in control provision for named executive officers

•  Recoupment policy in place

•  No tax gross-ups

•  No excessive perquisites

•  No hedging, pledging, short selling or monetization of our stock

•  No excessive risk taking encouraged

•  No backdating or repricing of outstanding options

•  No more grants of options since 2013

Executive Compensation Process

Role of the HRCNG Committee

The HRCNG committee independently assesses the performance goals and objectives of the president and chief executive officer and makes recommendations to the board as to the amounts and individual elements of his total compensation. The independent directors of the board ultimately approve the final compensation package for the president and chief executive officer. For the other named executive officers, the HRCNG committee evaluates and approves all elements of total compensation. The HRCNG committee exercises discretion as needed for a given executive’s compensation.

The company uses an integrated leadership system designed to increase organizational capabilities. The leadership system is designed to:

•	Optimize the organization’s structure;

•	Clarify each employee’s role and accountabilities;

•	Provide a robust approach to evaluating employees’ demonstrated effectiveness and long-term potential;

•	Improve leadership practices to enhance each employee’s opportunity to drive success individually and, ultimately, for the company;

•	Better link compensation to individual performance; and

•	Improve the succession-planning process.

By focusing on providing the right tools for individual success, the company strives to provide its employees with the means to reach their full potential and, therefore, enhance shareholder value, product quality for our clients, the health and safety of our employees, and execute our sustainability strategy.

As part of this system, each year, the named executive officers reporting to the president and chief executive officer are appraised on three elements: mastery of their basic roles, remarkable initiatives and behaviors that can have an adverse effect on their own effectiveness or on the team. The appraisal reviews also identify areas for improvement. These reviews influence the adjustments made to the compensation amounts of these named executive officers.

Role of the Independent Compensation Consultant

Consistent with its authority under its charter, the HRCNG committee selects and retains its own independent advisors to provide guidance on the competitiveness and appropriateness of the compensation programs for the named executive officers. For 2021, the HRCNG committee retained Hugessen Consulting to provide this advice. In 2021, Hugessen Consulting’s aggregate fees were $36,865 (converted from Canadian dollars to U.S. dollars based on the average exchange rate for 2021, or $0.7979).

As more fully described below, Hugessen Consulting assists the HRCNG committee in benchmarking certain elements of the executive compensation program against the company’s comparator groups (described below) and advises on the risk elements of the program. Hugessen also provides management advice on these matters, as directed by the chair of the HRCNG committee. While internal and external information and advice have been used in the ongoing assessment of the executive compensation programs, the HRCNG committee and the independent members of the board retained the full responsibility for all decisions related to the company’s compensation programs and plans as well as their implementation.

Role of Management

The HRCNG committee and the president and chief executive officer meet to discuss his performance against the objectives established for him in the beginning of the year. The HRCNG committee reviews his performance and shares its evaluation with the president and chief executive officer.

The president and chief executive officer provides the HRCNG committee with his feedback on the performance of the other named executive officers. While the HRCNG committee considers the president and chief executive officer feedback and any recommendations, the HRCNG committee makes the final determinations of the compensation decisions for the named executive officers.

Timing of Compensation Decisions

The HRCNG committee evaluates total direct compensation (comprising of base salary and short-term and long-term incentives) against the median level of the company’s comparator groups. It makes its compensation decisions on various elements at different times in the year:

February 2021	•	Recommended for approval and the independent members of the board of directors approved, the 2020 short-term incentive plan (“STIP”) payout, the terms of the 2021 STIP and payout of the 2017 performance stock unit award.

	•	Reviewed the main elements of the executive compensation program, including perquisites, to assess any changes to the program.

	•	Reviewed named executive officers’ compliance with stock ownership guidelines.

May 2021	•	Recommended for approval and the independent members of the board approved base salary adjustments for certain named executive officers effective for June 1, 2021.

October 2021	•	Recommended for approval and the independent members of the board approved the annual equity grant for named executive officers.

	•	Reviewed the assessment made by the president and chief executive officer of the performance of the other named executive officers.

December 2021	•	Assessed the president and chief executive officer’s performance for 2021.

	•	Evaluated the compensation risk assessment.

February 2022	•	Recommended for approval, and the independent members of the board of directors approved, the 2021 STIP payout, the terms of the 2022 STIP and payout of the 2018 performance stock unit award.

2021 Say-on-Pay Vote

Stockholders approved our executive compensation with 99.33% of the votes cast in favor of the non-binding resolution approving executive compensation, or the “say-on-pay” vote, at the 2021 annual meeting of stockholders.

Setting Compensation Levels — Benchmarking Data

Our executive compensation structure adheres to a pay-for-performance framework with a mix of cash and non-cash elements. There is no formal policy for allocating a certain percentage of pay between cash and non-cash or short-term or long-term pay. The HRCNG committee favors a mix that is more weighted to variable pay through a STIP and a LTIP, which puts a significant portion of compensation at risk. The following shows the intended mix for the three main elements of pay.

President and Chief Executive Officer	All Other Named Executives

The weighted mix, as shown above, is based on the following assumptions: (i) base salary in effect at December 31, 2021; (ii) a 2021 STIP target payout of 100% of base salary; (iii) the value of the annual equity grants (described below) based on 125% of base salary (225% for the president and chief executive officer); and (iv) assuming a fixed exchange rate between the Canadian and U.S. dollars throughout the year.

The HRCNG committee regularly assesses the competitiveness of aggregate total direct compensation (base salary, target short-term incentive and long-term incentives) and each element individually for the named executive officers. To make this assessment, the HRCNG committee uses market data based on two comparator groups: an industry comparator group and a blended comparator group. In 2021, the HRCNG committee reviewed and updated the industry comparator group with the assistance of Hugessen. The industry comparator group was reduced to 11 peers from 12. Bemis Company Inc. and KapStone Paper and Packaging Corporation were removed because they were acquired and Stella-Jones Inc. was added.

Industry Comparator Group		Blended Comparator Group
11 industry peers (4 Canadian companies and 7 U.S. companies)[1]:		42 companies representing a
Canfor Pulp Products, Inc. Cascades Inc. Clearwater Paper Corporation Domtar Corporation Graphic Packaging Holding Company Louisiana-Pacific Corporation	Packaging Corporation of America P. H. Glatfelter Company Sonoco Products Company Stella-Jones Inc. Western Forest Products Inc.	blend of 17 Canadian companies and 25 U.S. companies,[2] based on Willis Towers Watson’s databank, selected based on the forest and paper products industry and revenues in certain commodity and other industrial industries

1.

The comparator group was initially developed by focusing on publicly traded companies with headquarters, operations and sales in Canada and the U.S. that are in the paper packaging, paper or forest products industry. To further narrow the industry comparator group, the company identified the companies with revenue and a total enterprise value between 1/3 to three times that of the company’s revenue and total enterprise value. Finally, the group was refined to its final 11 companies based on peer size with a focus on paper products and packaging companies that have a majority of U.S.-based sales and substantial sales of coated papers, wood products and pulp products. While revenue size is a primary criteria for narrowing the industry comparator group and both Canfor Pulp Products, Inc. and Western Forest Products Inc. are outside of the revenue criteria, their focus on pulp, and as lumber producers located in Canada made them appropriate industry peers.

2.

In the blended comparator group, only three companies appeared in both the Canadian and U.S. company groups. The 25 U.S. companies and 17 Canadian companies in the blended comparator group also included ten of the industry comparator group companies.

In consultation with Hugessen, the HRCNG committee used the 2020 comparator group market data, aged by 3% when making its compensation assessments for 2021.

While total direct compensation for each named executive officer was compared against both comparator groups each time a comparable position existed in both groups, the HRCNG committee assessed compensation adjustments against a given comparator group for each named executive officer. In addition, when benchmarking to either comparator group, the comparison was made based on position, on a currency neutral basis, and against the median for the respective comparator group.

The following chart shows the resulting comparisons against the respective comparator group, using salary levels in effect after the June 2021 base salary adjustments described further below under Base Salary.

Level	Comparator Group	Base Salary	Short- Term Incentive (at Target Payout)	Target Total Cash	Equity Award Value	Total Direct Compensation
President and chief executive officer[1]	Industry[3]	Below Median	Below Median	Below Median	Below Median	Below Median

Senior vice president and chief financial officer[2]	Blended[4]	Below Median	Above Median	Above Median	Below Median	Below Median

President, wood products	Industry[3]	In Line Median	Above Median	Above Median	Below Median	Above Median

Senior vice president, pulp and paper operations	Industry[3]	Below Median	Above Median	In Line Median	Below Median	Below Median

Senior vice president, corporate affairs and chief legal officer	Blended[4]	Below Median	Above Median	Above Median	Below Median	In Line Median

1.	For the president and chief executive officer position, Mr. Lalonde’s compensation levels were used for the resulting comparisons shown above.

2.	For the senior vice president and chief financial officer position, Mr. Girard’s compensation levels were used for the resulting comparisons shown above.

3.

The industry comparator group was appropriate for these positions because the positions require specific knowledge of the forest products industry to implement the company’s strategic plans. The position for the president and chief executive officer was matched with the chief executive officer at the comparator companies. The positions of senior vice president, pulp and paper operations and president, wood products were matched with the business unit group head among the comparator companies.

4.	The blended comparator group was appropriate for these positions because each of these positions perform corporate functions and have a skill set that is transferable across industries.

Elements of Our Executive Compensation Program

The following highlights the elements of the company’s executive compensation program and the basis for the elements.

Base salary

We provide named executive officers with a level of assured cash compensation in the form of base salary. The HRCNG committee considers a number of factors when making future adjustments in base salary. These include:

•	changes in accountabilities and performance, including progression in mastery of the defined roles, or if other circumstances warrant a change in base salary;

•	demonstrated effectiveness appraisal rating of the named executive officers reporting to the president and chief executive officer; and

•	base salary ranges for the comparator groups to assess each officer’s proximity to the median for the comparator groups.

Following the HRCNG committee’s review of the benchmarking data and the performance assessment for all named executive officers, the HRCNG committee recommended, and the independent members of the board approved, effective June 1, 2021, base salary adjustments for the named executive officers as follows:

Name	% Base Salary Increase
Mr. Lalonde	1.5%
Mr. Girard	1.5%
Mr. Simon	15.87% plus a $25,682 lump sum payment
Mr. Tremblay	1.5%
Mr. Vachon	1.75%

Mr. Simon’s base salary increase and lump sum payment resulted in a compensation commensurate with his responsibilities and better aligned Mr. Simon’s base salary with that of his peer group benchmark.

The HRCNG committee established a currency policy in 2014 to address currency fluctuations that can impact parity among its named executive officers. Base salary is established assuming parity in Canadian and U.S. dollars, with a portion paid in Canadian dollars and a portion paid in U.S. dollars based on the geographic location of the company’s pulp, paper and tissue production capacity as of the prior December 31. As a result, for 2021, 63.5% of an executive’s salary was paid in Canadian dollars and 36.5% in U.S. dollars. Except for Mr. Laflamme’s salary as president and chief executive officer that was paid in U.S. dollars, the numbers shown in the Summary Compensation Table have been converted to U.S. dollars at exchange rates disclosed in the footnotes to the table. For 2022, the portion of base salary paid in Canadian dollars versus U.S. dollars will continue to be 63.5% and 36.5%, respectively, based on the geographic mix of the company’s pulp, paper and tissue production capacity as of December 31, 2021.

2021 STIP

The annual short-term incentive plan rewards the eligible named executive officers for the achievement of performance measures that reflect the company’s business strategy and factors driving shareholder value, which are based on budget targets relating to:

•	Generating targeted income from operations;

•	Controlling selling, general and administration costs, or “SG&A costs;”

•	Improving safety performance;

•	Improving environmental performance; and

•	Improving operational performance by reaching budget targets for productivity, fixed costs and usage.

The 2021 STIP primarily focused on rewarding individuals for achieving our business objectives while balancing stockholder return. The STIP is calculated as follows for all NEOs.

The individual payout factor is qualitative and is based on the executive’s achievement of goals, exceptional personal or team contribution or results, level of demonstrated effectiveness in the role and remarkable initiatives, subject to the individual performance STIP pool. The individual payout factor can represent a maximum of 30% of an executive’s STIP payout. For the eligible named executive officers and other senior vice presidents, the individual performance STIP pool is the sum of all eligible executives’ base salary, multiplied by the actual achievement of the company performance metrics, further multiplied by 15%.

For 2021, the total amount payable to the eligible named executive officers and other senior vice presidents, as well as to certain other eligible employees for the portion of their incentive attributable to the achievement of business objectives, is subject to a further limit not exceeding 5% of free cash flow, whether or not performance levels were achieved. For this purpose, free cash flow is defined as net cash provided by operating activities, less asset maintenance capital expenditures, adjusted for special items.

Unless the HRCNG committee determines otherwise, named executive officers remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2021. Named executive officers who voluntarily resign or are terminated for cause before payment is made will not be eligible. The company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met. For the eligible named executive officers, payout levels were established as a percentage of base salary (as in effect on December 31, 2021). No officer or individual was guaranteed a minimum payout under the 2021 STIP. The 2021 STIP also provided authority to the HRCNG committee to adjust or cancel awards under the 2021 STIP at its discretion.

2021 STIP Payout Levels (Percentage of Base Salary at 12/31/21)

Threshold	Target	Maximum
42.5%	100%	172.5%

Assumes 50% achievement of company performance x 85% and no individual payout factor		Assumes 150% achievement of company performance x 115% (85% attributable to achievement of business objectives and 30% attributable to individual performance)

In establishing the payout percentages, the HRCNG committee used benchmarking data from its comparator groups. In general, the incentive target of 100% is above the median for our comparator groups, but, combined with the 5% of free cash flow limit on STIP payments described above plus lower base salary levels in its comparator groups, reflects the HRCNG committee’s adherence to conditioning a significant portion of pay on company performance.

The table below sets forth the performance measures approved by the HRCNG committee for the 2021 STIP that apply to the eligible named executive officers, the associated weight given to each measure and the business objective to which it relates.

Performance Measure	Weighting	Business Objective/Core Value
Income from operations	40%	Maximizing profitability
SG&A cost control	20%	Maximizing profitability
Safety – Frequency rate (15%) and Severity rate (5%) of incidents	20%	Continuous improvement of safety performance
Environmental incidents	5%	Continuous improvement of environmental performance
Productivity	7%	Operational improvement
Fixed costs	4%	Operational improvement
Usage	4%	Operational improvement

The eligible named executive officers earned a 2021 award at 126% of their annual base salary based on weighted company performance measures. The STIP amounts set forth in the Summary Compensation Table reflect the full value of each eligible named executive officer’s STIP award, including the amount attributed for individual performance. The STIP payouts did not need to be reduced as a result of the 5% limit on free cash flow in 2021 because the free cash flow generated by the company was sufficient to pay the full amount of the payouts.

Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance		Actual Payout Percentage by Performance Measure	Weight	Weighted Payout Percentage Before Overall Cap of Free Cash Flow(1)	Weighted Payout Percentage After Overall Cap of Free Cash Flow(1)
Income from operations	$152.6M	$190.7M	$228.9M	$843.5M		150%	40%	60%	60%
SG&A cost control	$121.2M	$118.8M	$115.2M	$110.9M		150%	20%	30%	30%
Safety – Frequency rate(2)	0.70	0.60	≤.50	0.47		107%	15%	16%	16%
Safety – Severity rate(3)	20	16	≤14	21.6		116%	5%	6%	6%
Environmental incidents(4)	17	15	≤12	12		147%	5%	7%	7%
Productivity average(5) TPD or mmbf/hour basis	95% of budget	Budget	102% of budget	—	(5)	38%	7%	3%	3%
Fixed costs(5)	+2% of budget	Budget	-3% of budget	—	(5)	69%	4%	3%	3%
Usage of variable components(5)	+2% of budget	Budget	-3% of budget	—	(5)	37%	4%	1%	1%

All measures							100%	126%	126%

1.	Expressed as a percentage of annual base salary.

2.

The frequency of safety incidents is the OSHA incident rate measured by the number of recordable incidents (lost time plus temporary assignments or restricted work plus medical treatments), multiplied by 200,000 and divided by the total number of hours worked. The payout is the weighted average of the operations’ results.

3.

The severity of safety incidents is measured by the number of days lost due to lost time incidents and incidents resulting in temporary assignments or restricted work, multiplied by 200,000 and divided by the total number of hours worked. The payout is the weighted average of the operations’ results.

4.

Environmental incidents are measured by the number of Class 1 & 2 environmental incidents. Class 1 environmental incidents are high severity incidents with risk of significant adverse environmental impact, contamination, liability, damage to the company’s reputation and/or legal action and fines. Class 2 environmental incidents are reportable incidents, non-administrative infractions, regulatory audit findings and conditions that have a moderate risk of potential adverse impact, contamination, liability or damage to the company’s reputation. The payout is the weighted average of the operations’ results.

5.

The productivity (TPD or tons per day/mm or board feet/hour basis), fixed costs and usage of variable components metrics reflect metrics established for measuring improvement in operational performance. The threshold, target and maximum performance targets set forth in the table above are established for each of the company’s sites. The payout for the NEOs is determined as an average of the payouts for each of the sites. Because these metrics are company site specific, the specific site metrics are unique to that site and vary across the organization. As a result, it is not possible or practical to include a single value for “Actual Performance.” Further, the NEOs receive a payout that is determined as an average of the payouts for each of the sites. The actual payout percentage received is shown in the “Actual Payout Percentage by Performance Measure” column of the table.

On February 2, 2022, the independent members of the board approved the 2022 STIP retaining the same performance measures for corporate performance as the 2021 STIP and adding a new metric, namely the reduction of greenhouse gas (GHG) emissions, in the ESG category with a 5% weighting. As a result, the independent members of the board adjusted the weighting of other metrics to account for the new ESG metric. Specifically, the weighting for the SG&A cost control metric was reduced from 20% to 15% and the safety — frequency rate metric was reduced from 15% to 10%. In contrast, the weighting of the following three operational performance metrics were increased: the productivity metric increased from 7% to 10%; the fixed costs metric increased from 4% to 5%, and the usage of variable components from 4% to 5%.

Category of Performance Measure	Performance Measure	Weight
Financials	Income from operations	40%
	SG&A cost control	15%
Operations	Productivity average TPD or mmbf/hour basis	10%
	Fixed costs	5%
	Usage of variable components	5%
ESG	Safety – Frequency rate	10%
	Safety – Severity rate	5%
	Environmental Incidents	5%
	GHG Tons of reduction	5%

	All measures	100%

Individual Discretionary Awards

The independent members of the board of directors have discretion to grant additional cash awards for individual performance on a limited and ad hoc basis. When granted, the awards are discretionary and intended to reward high effectiveness in an individual’s role and/or remarkable initiatives. Remarkable initiatives are measured based on three criteria: intensity, integration and innovation. The committee did not approve any individual discretionary awards be granted to the named executive officers for 2021.

LTIP

The HRCNG committee grants equity awards as a long-term incentive and a significant portion of an executive’s total compensation package. With a significant portion of compensation tied to equity, the HRCNG committee believes that named executive officers can stay focused on maximizing stockholder value over the long term.

The HRCNG committee grants a mix of performance share units (PSUs) and restricted stock units (RSUs) on the terms generally described below. Both PSUs and RSUs create a retention incentive for executives with key differences. Each unit, whether it is a PSU or an RSU, has a value equal to a share of company stock.

•	RSUs are earned, pro rata, over a four-year employment period.

•

In contrast, PSUs are earned over a three-year period based on both continued employment and the achievement of certain performance measures established by the HRCNG committee. The PSUs are intended to increase the value of the organization by focusing attention on achieving certain performance measures. Depending on the level of performance achievement, NEOs may earn less than the PSUs initially awarded, all PSUs awarded or more than those awarded.

Key Features of the LTIP awards are:

Equity Award Mix	• 50% PSUs • 50% RSUs

Grant Date	Eighth trading day after the release of third quarter earnings or November 16, 2021

Grant size	Percentage of salary • CEO: 225% of base salary • Other NEOs: 125% of base salary

Determination of Number of RSUs and PSUs Awarded	50% of the dollar value of the equity award divided by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the NYSE on each of the five business days immediately before the grant date, or $10.95

Vesting	• PSUs: 39 month vesting period from grant date through February 28, 2025 • RSUs: 48 month vesting period with 25% vesting on December 1 of each calendar year after the year of grant

For the named executive officers, the HRCNG committee made an annual equity award grant at its October 2021 meeting. It has a policy to set the grant date for annual awards in advance without regard to anticipated earnings or other major announcements and as a precaution against potential claims that equity awards are made at a time when the company and named executive officers are in possession of material non-public information. While the HRCNG committee has discretion to adjust the size of the equity awards for an executive’s performance, the HRCNG committee chose not to exercise this discretion in respect of the 2021 annual equity award.

In addition to the annual equity award, Messrs. Girard and Simon received an initial equity award of RSUs and PSUs with a grant date of March 2, 2021, and January 4, 2021, respectively. This award had an initial grant value equal to 8 months of Mr. Girard’s annual base salary and 12 months of Mr. Simon’s base salary.

Performance Share Units — Payout of the 2021 PSU award is based on achievement of the following three metrics, which have different weightings. Multiple metrics balances both market performance and financial performance. Each performance measure has a payout range of 0% to 200%.

Performance Measure	Weight	Business Objective
Total shareholder return (“TSR”)	50%	Relative measure to peers; tracks shareholder experience
Return on strategic investments	20%	Direct link to financial priorities and efficient use of capital
Asset performance improvement	30%	Direct link to financial priorities and efficient use of capital

TSR will be measured against a peer group and payout depends on relative performance as follows:

TSR vs. Peers During the Performance Period	20 percentage points below median	10 percentage points below median	Median	10 percentage points above median	20 percentage points above median
Payout	0%	50%	100%	150%	200%

Relative TSR will be measured each calendar year in the performance period. The payout levels for each calendar year will be divided by three to determine final payout of the TSR measure. However, if the company’s TSR is negative over the performance period, payouts that otherwise would have been more than 100% of target will be capped at 100% of target.

The peer group for measuring relative TSR includes the following companies, which has and may be adjusted as the HRCNG committee, in its sole discretion, deems appropriate. The HRCNG committee adjusted the peer group by removing Domtar Corporation following its purchase by Paper Excellence Group and added

UPM-Kymmene OYJ and Weyerhaeuser Co to bring the peer group to 10. The peer group was determined by focusing primarily on Canadian and U.S. public companies in the same business segments with more than 50% of sales generated from pulp, lumber, paper and/or tissue to provide alignment with our segment mix and business exposure. The peer group was calibrated to limit overexposure to any one segment. This peer group is different from the peer group used for compensation benchmarking which focuses on peers in similar industries with revenues and total enterprise value within a reasonable range of those of the company.

Canfor Corp	UPM-Kymmene OYJ
Clearwater Paper Corp	Verso Corp — A
Interfor Corp	West Fraser Timber Co. Ltd.
Mercer International Inc.	Western Forest Products Inc.
Rayonier Advanced Materials Inc.	Weyerhaeuser Co

The second measure focuses on the return on investment for strategic projects approved on or after January 1, 2018. Total payout will be calculated using a weighted average. Capital projects included for this performance measure include all tissue projects with an appropriation of funds greater than $400,000, wood products projects with an appropriation of funds greater than $500,000, pulp and paper projects with an appropriation of funds greater than $1,000,000 and corporate projects with an appropriation of funds greater than $1,000,000 and an assigned internal rate of return.

Original internal rate of return (“IRR”) vs. Actual IRR	< 80% of original IRR	90% of original IRR	100% of original IRR	110% of original IRR	> 120% of original IRR
Payout	0%	50%	100%	150%	200%

The third measure focuses on asset performance improvement. Performance targets will be established for each calendar year in the performance period and over the three-year performance period. The payout levels for each calendar year are determined independently with each weighted 20% and the three-year performance period with a weight of 40%.

Performance Target	≤ 50% of target	75% of target	100% of target	110% of target
Payout	0%	50%	100%	200%

Asset performance for each year in the performance period is based on the company’s “realized production unit growth” versus the current year’s “budgeted production unit growth.” For this purpose, realized production unit growth is efficiency improvements and increases in operational shifts, excluding mergers and acquisitions, closures and market downtime. Budgeted production unit growth is based on actual production for a given year versus the budgeted production for the following year.

Asset performance is established and measured for each business segment using the foregoing formula. The overall asset performance of the company is then determined as a weighted average of each segment using the budgeted revenues of the year.

Asset performance for the three-year performance period is measured as the company’s realized production unit growth as of December 31, 2024, versus the three-year targeted production unit growth as of December 31, 2021. A targeted production unit growth will be established and measured for each segment, with an overall asset performance of the company determined as a weighted average of each segment using the budgeted revenues of 2024.

All of the equity awards contain customary provisions for accelerating vesting upon certain terminations and events, such as death and disability, all as further described in the narratives to the Summary Compensation Table. In all cases, the number of PSUs payable will be determined by actual performance results, subject to an individual maximum stock payout of 200,000 shares.

In addition, if a named executive officer retires, the equity awards — both RSUs and PSUs — may continue to vest. This feature is intended to attract and retain management with significant experience and encourage named executive officers to postpone retirement. As a result, if a named executive officer retires at least six months after the grant date, he will be permitted to continue vesting in the award. For this purpose, “retirement” means the named executive officer is at least age 58 with at least two years of service, and the sum of his age and years of service equals or exceeds 62.5. In addition, the named executive officer must not simultaneously receive a severance package.

Retirement Plans and DC Make-Up Program

For 2021, the named executive officers earned retirement benefits only under a tax-qualified retirement plan, subject to either Canadian or U.S. law. The tax-qualified retirement plans are offered to all eligible employees (not just named executive officers).

Since 2012, the company has not offered any supplemental retirement plan that allows named executive officers to currently accumulate, on a tax-deferred basis, additional retirement income. However, company contributions are limited in amount and type under the tax-qualified plans and the company believes named executive officers should receive the benefit of the plans without regard to the limits. Under the DC Make-Up Program, the company pays named executive officers a cash payment equal to the company contributions prescribed under the applicable tax-qualified plan formulas that exceed statutory limits. In addition, Canadian named executive officers receive a cash payment equal to the employer contribution they would have received on their annual incentive awards as if the broad-based plan had provided an employer contribution on these awards. The named executive officers pay tax on the cash payment and no gross-up or other earnings are provided on these payments. When combined with the company contributions received under the tax-qualified plans, Messrs. Laflamme, Lalonde and Vachon each received an aggregate 2021 defined contribution program benefit totaling 10% of their compensation. Messrs. Girard and Simon received an aggregate 2021 defined contribution program benefit totaling 9% of their compensation and Mr. Tremblay received 9.5% of his compensation.

Even though the company does not offer any supplemental retirement benefits that accumulate on a tax-deferred basis currently to named executive officers, Messrs. Laflamme and Vachon previously earned supplemental defined benefits under company plans that were terminated effective upon the company’s 2010 emergence from creditor protection proceedings. The supplemental defined benefits were reinstated under new arrangements pursuant to the plans of reorganization for Messrs. Laflamme and Vachon, and other employees who waived and forfeited all claims they had, or may have had, in the creditor protection proceedings in respect of any terminated supplemental retirement plan. The reinstated benefits are provided solely to honor prior contractual obligations, but with all supplemental defined benefits frozen as of December 31, 2010, based on service and earnings up to that date. None of the other named executive officers have any reinstated supplemental retirement benefits.

Benefits provided through defined benefit plans are described more fully under “Pension Benefits”. The defined contribution plan benefits are described under “DC Make-Up Program”.

Severance and Change in Control Arrangements

We believe that the company should provide reasonable severance benefits to its employees in the event of an involuntary termination without cause. With respect to the president and chief executive officer and the senior vice presidents, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should help provide an opportunity for the company and former employees to part ways in an efficient and effective manner.

In the event of a change in control, we believe that the interests of stockholders will be best served if the interests of the named executive officers are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of named executive officers to pursue potential change in control transactions that may be in the best interests of stockholders.

For each named executive officer except for Messrs. Laflamme and Lalonde, severance protection is provided pursuant to the company’s executive severance policy. Since March 1, 2021, Mr. Lalonde is entitled to severance protection pursuant to employment and change in control agreements, the terms of which are disclosed in required SEC filings. The severance pay and benefits offered under the executive severance policy and Mr. Lalonde’s employment and change in control agreements are described later under “Severance and Change in Control Arrangements.” The pay and benefits received by Mr. Laflamme as president and chief executive officer upon his termination were previously disclosed in the Proxy Statement filed on April 9, 2021.

Perquisites

Perquisites are a small part of a named executive officers compensation. They are designed to give the executive officers flexibility in selecting the perquisites that are suitable to their needs for a given year, provide additional medical coverage and, if applicable, limit the executive’s tax liability to the liability in the executive’s home country. In short, the perquisites are:

•

A fixed annual allowance intended to cover expenses for fiscal and financial advice, and such other perquisites as chosen by the executive. If an executive is not covered by the company’s frequent business travelers policy, then the annual allowance may also be used for tax preparation fees. A fixed allowance balances the market practice of providing a certain level of perquisites with controlling costs to ensure the perquisites are not excessive.

•	Comprehensive annual medical examination as well as a medical concierge service to allow for coordination of health needs in the event of medical issues, including while traveling abroad.

•

If any of the named executive officers are subject to taxation in both Canada and the U.S. as a result of their business travel, he is provided a payment under the company’s tax equalization policy generally equal to the difference between his respective home tax liability and actual taxes paid, as well as a gross-up on that difference.

The HRCNG committee has discretion to approve additional perquisites from time to time. The named executive officers are responsible for any tax consequences related to their use and receipt of the perquisites.

Other Compensation Policies

Stock Ownership Guidelines

The HRCNG committee adopted stock ownership guidelines for its senior management, including each of the NEOs, and certain of its vice presidents. The ownership guideline is a multiple of the executive’s base salary.

Position	Multiple of Base Salary
President and chief executive officer	4.5
All other named executive officers	2.5

For purposes of the guidelines, all shares directly owned and unvested RSUs are included in the calculation. PSUs and unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, named executive officers must hold all shares (excluding shares withheld for taxes) received upon settlement of RSUs and PSUs and a number of shares equal to 50% of any gain realized upon option exercise. If an executive does not meet the guidelines, the executive must purchase shares with the net proceeds of any cash-settled awards.

To determine whether a named executive officer has met the stock ownership requirement, each named executive officer’s base salary is converted to U.S. dollars using the exchange rate at the time of measurement. The shares held by the named executive officer are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement. For each unvested RSU, the higher of the (i) grant value and (ii) fair market value of the common stock at the time of measurement is used in the calculation. The HRCNG committee annually reviews the extent to which the named executive officers have met the stock ownership requirement. As of December 31, 2021, other than Messrs. Girard and Simon, each named executive officer held their shares in compliance with the guidelines and met the stock ownership requirement consistent with their position as of such date. Given Messrs. Girard and Simon short tenure with the company, they do not meet the guidelines as of December 31, 2021.

Recoupment Policy

The company has maintained a recoupment policy since 2013, which applies to the named executive officers and all other current and former Section 16 officers of the company. In general, excess incentive and/or equity compensation is subject to recoupment if the company is required to restate its financial statements due to material noncompliance with a financial reporting requirement, whether or not as a result of misconduct by one or more officers covered by the policy. The company’s recoupment policy applies a look back to recoup such compensation received during the three year period before the date on which the company is required to prepare a restatement. The company also has discretion to recoup incentive and/or equity compensation paid to an officer who engages in misconduct in the performance of his or her duties, regardless of whether the misconduct involves a restatement of its financial statements. The company has the discretion to make all determinations under the policy.

Anti-Hedging and Anti-Pledging Policy

The company has adopted a policy prohibiting directors, officers and employees holding a title or function of vice president and higher from engaging in hedging, pledging, short selling or monetization of the company’s securities.

HRCNG COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Resolute Forest Products Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The independent members of the HRCNG committee have reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussion, the independent members of the HRCNG committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Alain Rhéaume (Chair)

Randall C. Benson

Jennifer C. Dolan

Michael S. Rousseau

Tabular Disclosure of Executive Compensation

The following table sets forth information concerning all compensation earned by the company’s named executive officers for 2019, 2020 and 2021:

Summary Compensation Table

Name and Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Remi G. Lalonde	2021	$674,632	$—	$1,645,895	$—	$920,850	$—	$738,228	$3,979,605
President and chief executive officer	2020	362,052	—	1,556,644	—	514,704	—	67,377	2,500,776
	2019	325,881	—	450,236	—	146,482	—	62,630	985,229

Yves Laflamme	2021	313,661	—	—	—	200,982	—	191,272	705,915
President and chief executive officer	2020	894,633	—	1,988,000	—	1,363,222	124,732	184,617	4,555,204
	2019	913,125	—	1,552,000	—	882,290	198,791	265,980	3,812,186

Sylvain A. Girard	2021	387,280	—	952,204	—	489,285	—	51,053	1,879,822
Senior vice president and chief financial officer

Hugues Simon	2021	427,071	—	1,118,862	—	568,683	—	86,613	2,201,229
President, wood products

Richard Tremblay	2021	393,213	—	501,401	—	504,953	—	499,684	1,899,251
Senior vice president,	2020	360,867	—	474,218	—	469,213	—	148,552	1,452,850
pulp and paper group	2019	378,363	—	474,826	—	136,092	—	116,809	1,106,090

Jacques P. Vachon	2021	373,985	—	471,923	—	475,254	—	399,686	1,720,848
Senior vice president,	2020	338,719	—	445,232	—	462,558	236,468	67,193	1,550,170
corporate affairs and chief legal officer	2019	350,621	—	444,710	—	137,794	204,368	102,228	1,239,721

1.

As described in the CD&A, in 2021 and except for Mr. Laflamme, each named executive officer’s base salary was paid 63.5% in Canadian dollars and 36.5% was paid in U.S. dollars pursuant to the currency policy. Amounts paid in Canadian dollars have been converted to U.S. dollars using the exchange rate on the applicable payroll date. Mr. Laflamme received his base salary as president and chief executive officer in U.S. dollars.

2.

Amounts in these columns reflect the aggregate grant date fair values under the Financial Accounting Standards Board (FASB) ASC Topic 718 of RSUs, and the target level of PSUs, respectively, including associated dividend equivalents for Mr. Girard and Simon credited under their new hire grants described below in this footnote, awarded to the named executive officers under the 2021 annual equity award that are settled in stock. Given Mr. Laflamme’s stepped down and retired on February 28, 2021, he did not receive an annual equity award in 2021.

The following shows the grant date fair values for RSU awards and target PSU awards, excluding associated dividend equivalents for Mr. Girard and Simon credited under their new hire grants, as well as the grant date fair value for the 2021 PSU awards based on the maximum level of payout.

Name	2021 Annual RSU Award	2021 Annual Target PSU Award	Total 2021 Equity Awards	2021 Annual Maximum (200% of Target PSU Award)
Remi G. Lalonde	$822,947	$822,947	$1,645,895	$1,645,895
Yves Laflamme	—	—	—	—
Sylvain A. Girard	277,090	277,090	554,180	554,180
Hugues Simon	284,689	284,689	569,378	569,378
Richard Tremblay	250,700	250,700	501,401	501,401
Jacques P. Vachon	235,962	235,962	471,923	471,923

The 2021 annual equity awards granted to the named executive officers represents a percentage of the named executive officer’s base salary at the grant date: 225% for Mr. Lalonde and 125% for the other named executive officers. The number of RSUs and PSUs awarded was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the NYSE on each of the five business days immediately before the November 16, 2021 grant date, or $10.95. The number of RSUs and target PSUs granted are shown below under the “Grants of Plan-Based Awards.” Each 2021 PSU award is subject to a maximum stock payout of 200,000 shares to any one individual.

In addition to their 2021 annual equity award, Messrs. Girard and Simon received an initial equity award of RSUs and PSUs with a March 2, 2021 and January 4, 2021 grant date, respectively. This award had an initial grant value equal to 8 months of Mr. Girard’s annual base salary and 12 months of Mr. Simon’s annual base salary. The following shows the grant date values of their initial RSU awards and target PSU awards, without associated dividend equivalents.

Name	2021 Initial RSU Award	2021 Initial PSU Award	Total 2021 Initial Award	2021 Annual Award	Total 2021 Award
Sylvain A. Girard	$180,988	$180,988	$361,976	$554,180	$916,156
Hugues Simon	239,067	239,067	478,134	569,378	1,047,512

3.

Amounts shown for 2021 reflect annual cash incentive awards earned under the 2021 STIP. For all eligible named executive officers except Mr. Laflamme, amounts earned reflect a percentage of the named executive officer’s base salary as of December 31, 2021, paid 63.5% in Canadian dollars and 36.5% paid in U.S. dollars pursuant to the currency policy. The portion of bonus payable in Canadian dollars was converted to U.S. dollars using the average exchange rate for Canadian to U.S. dollars for 2021, or $0.7979. As described in the CD&A, Mr. Laflamme received his cash incentive award in U.S. dollars.

4.

Using discount rate and life expectancy assumptions consistent with those used in the company’s financial statements, the actuarial present value of benefits for Messrs. Laflamme and Vachon under applicable Canadian registered (i.e., tax-qualified) and Canadian supplemental pension plans established by Resolute FP Canada Inc., Resolute Forest Products Inc. or Resolute, the “pension plans,” decreased in the amount of $259,738 and $406,058, respectively. The values of Canadian pension plan benefits for both Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate prevailing as of December 31, 2021, the date of the balance sheet included in the company’s annual report on Form 10-K for the year ended the same date, or $0.7913. The changes in the actuarial present value of the benefits for 2021 for Messrs. Laflamme and Vachon are attributable to the change in the discount rate for 2021, the interest growth under the pension plans and the continued employment beyond unreduced retirement age. All benefits under the pension plans were frozen on or before December 31, 2010. Additional discussion of pension benefits is provided after the “Pension Benefits for 2021” table below.

5.

Amounts paid in 2021 include the following basic company contributions allocated on behalf of the named executive officers pursuant to the registered defined contribution plans and additional cash payments to the named executive officers under the DC Make-Up Program equal to (i) company contributions under the registered plan formulas in excess of statutory limits, and (ii) the employer contribution they would have received on their annual incentive awards as if the registered plan had provided an employer contribution on these awards:

Name	Basic Company Contribution	Additional Cash Payment
Remi G. Lalonde	$13,020	$107,920
Yves Laflamme	13,044	134,200
Sylvain A. Girard	13,315	19,294
Hugues Simon	13,250	23,318
Richard Tremblay	27,550	54,800
Jacques P. Vachon	12,937	73,239

For all named executive officers other than Mr. Tremblay, the cash payments shown above and the perquisite allowances next described were established in Canadian dollars and have been converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2021, or $0.7913. The cash payment and the perquisite allowance were paid in U.S. dollars to Mr. Tremblay.

Additional perquisites include (i) a perquisite amount of $39,565 for Mr. Lalonde and Mr. Laflamme, $9,496 for Messrs. Girard, Simon and Vachon and $12,000 for Mr. Tremblay covering personal transportation, fiscal/financial advice, etc., (ii) a comprehensive annual medical examination with a value of $1,291 for Mr. Lalonde, $1,926 for Mr. Simon and $2,492 for Mr. Vachon covering the executive and their spouses (if any), (iii) a medical concierge service with a value of $1,187 for all named executive officers (iv) coverage under the company’s broad-based welfare benefit programs for salaried employees, (v) parking for all named executive officers, and (vi) annual membership dues for one private club for Messrs. Lalonde, Girard, Simon and Vachon which memberships are used for business purposes only. Mr. Lalonde also received an allowance of $570 for his personal mobile phone.

Additionally, amounts in this column include the value of dividend equivalents issued in 2021 attributable to outstanding equity awards granted in prior years. The dividend equivalents relate to a special dividend issued by the company to all stockholders. The value of those equivalents for each named executive officer are as follows:

Mr. Lalonde	Mr. Girard	Mr. Simon	Mr. Tremblay	Mr. Vachon
$566,120	$ —	$ —	$315,829	$294,772

This column excludes cash severance payments made to Mr. Laflamme in 2021 equal to two times his base salary and his average two year STIP cash payout in reliance on Item 402(a)(2) of Regulation S-K and previously disclosed beginning on page 46 of the Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 9, 2021, in the table under the heading “Severance and Change in Control Arrangements — Potential Payments Upon Termination” and footnote 6 to such table.

Finally, for Mr. Tremblay, the amount in this column includes a $73,147 payment under the company’s tax equalization policy, as described in the CD&A, in respect of his total compensation, which was subject to taxation in the U.S. and Canada, and for Mr. Simon includes a relocation package in the amount of $30,000.

Grants of Plan-Based Awards

Name	Equity Award Grant Date	Date of Board Approval of Equity Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Remi G. Lalonde	11/16/21	10/28/21							75,155	822,947
	11/16/21	10/28/21					75,155	150,310		822,947
	n/a	n/a	308,721	726,402	1,253,044

Yves Laflamme	11/16/21	10/28/21	—	—	—	—	—	—	—
	11/16/21	10/28/21	—	—	—	—	—	—	—
	n/a	n/a	66,487	156,441	269,860

Sylvain A. Girard	11/16/21	10/28/21							25,305	277,090
	11/16/21	10/28/21					25,305	50,610		277,090
	03/02/21	02/03/21							19,357	199,012
	03/02/21	02/03/21					19,357	38,714		199,012
	n/a	n/a	164,036	385,967	665,793

Hugues Simon	11/16/21	10/28/21							25,999	284,689
	11/16/21	10/28/21					25,999	51,998		284,689
	01/04/21	12/14/20(5)							38,312	274,742
	01/04/21	12/14/20(5)					38,312	76,624		274,742
	n/a	n/a	190,128	447,360	771,697

Richard Tremblay	11/16/21	10/28/21							22,895	250,700
	11/16/21	10/28/21					22,895	45,790		250,700
	n/a	n/a	166,787	392,440	676,959

Jacques P. Vachon	11/16/21	10/28/21							21,549	235,962
	11/16/21	10/28/21					21,549	43,098		235,962
	n/a	n/a	159,332	374,899	646,700

1.

The amounts shown in these columns represent the “Threshold,” “Target” and “Maximum” payout potential under the 2021 STIP before application of the aggregate payout limit of 5% of free cash flow, which could reduce the payout on STIP awards despite achievement of the applicable performance measures. Amounts actually earned by the named executive officers under the 2021 STIP are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Except for Mr. Laflamme, the payout potential is based on the named executive officers’ base salaries as of December 31, 2021, payable 63.5% in Canadian dollars and 36.5% in U.S. dollars pursuant to the currency policy. The payout potential is based on the named executive officers’ base salaries as of December 31, 2021 (expressed in U.S. dollars based on the exchange rate for Canadian to U.S. dollars as of that date, or $0.7913). As described in the CD&A, Mr. Laflamme received his payout in U.S. dollars.

2.

Amounts shown in these columns represent the potential number of shares of company stock that could vest pursuant to the 2021 PSU award if the “Target” or “Maximum” performance levels established for the 2021 PSU equity award are met, as further described in the CD&A. There is no “Threshold” payout for the 2021 PSU.

3.	Amounts shown in this column show the number of RSUs awarded in 2021.

4.	Amounts reflect grant date fair market value of RSUs and PSUs and associated dividend equivalents awarded in 2021 for Mr. Girard and Simon.

5.	This date reflects the equity grant approved by the independent members of the board of directors for Mr. Simon in 2020, contingent on his commencement of employment in January 2021.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following table provides additional detail to the quantitative information and footnotes set forth in the Summary Compensation Table and Grants of Plan-Based Awards table above.

Long-Term Incentive Compensation — Equity Awards

The following table describes key grant provisions of the RSUs and PSUs and the effect of a named executive officer’s termination before the applicable vesting dates. In connection with Mr. Vachon’s retirement and as reported in a current report on Form 8-K filed October 29, 2021, all of Mr. Vachon’s outstanding equity awards vested in full as of December 31, 2021.

Key Provisions	RSU Awards	PSU Awards

General Provisions

Vesting and Settlement	25% on December 1 of each of the four calendar years after the year of grant as long as the executive remains employed through the applicable vesting dates	100% on February 28, 2025, as long as the executive remains employed through that date

Dividend Equivalents	Additional RSUs and PSUs will be credited in additional share units on unvested RSUs and PSUs, respectively, representing a number that is equivalent to any dividends that the company may declare on its stock

Payout Value	Each stock-settled RSU has a value equal to one share of stock	The number of shares of company stock earned and vested will be based on the achievement of the performance measures for the three calendar year period that begins after the grant date (“performance period”), as described in the CD&A

Termination for Cause / Resignation Before Age 55

Vesting and Settlement	All unsettled RSUs will be canceled	All unsettled PSUs will be canceled

Retirement On or After May 16, 2022 (Six Month Anniversary of Grant Date)

Vesting	RSUs continue to vest on each vesting date through December 1, 2025	PSUs continue to vest through February 28, 2025, as if executive remained employed through that date

Settlement	RSUs are settled following each vesting date	PSUs are settled immediately following February 28, 2025, based on actual achievement of the performance measures for the performance period

Retirement Before May 16, 2022 /Resignation On or After Age 55 /Involuntary Termination Without Cause

Vesting	Pro rata vesting of RSUs equal to (i) the total number of RSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date	Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1

Key Provisions	RSU Awards	PSU Awards
	and the denominator of which is 48, including the portion that has already vested	after the grant date through the retirement date or last day worked and the denominator of which is 39

Settlement	RSUs are settled following the retirement, resignation or termination date	PSUs are settled on February 28, 2025, based on actual achievement of the performance measures for the performance period

Death

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs vested plus any dividend equivalents as of the date of death plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year of death and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period and the denominator of which is 39

Settlement	RSUs are settled following the death	PSUs are settled following the death based on estimated actual performance as of December 31 of the calendar year of the participant’s date of death, as approved by the HRCNG committee.

Disability

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs settled plus any dividend equivalents as of the date of disability plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year the participant becomes disabled plus any months after the participant returns to active employment through the end of the vesting period and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs

Key Provisions	RSU Awards	PSU Awards
awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period plus any months after the participant returns to active employment after the first calendar year and the denominator of which is 39

Settlement	The additional tranche of the RSUs are settled as of the next scheduled vesting date after the participant’s disability	PSUs are settled on February 28, 2025, based on actual achievement of the performance measures for the performance period

Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2021

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(2)
			Exercisable	Unexercisable
Remi G. Lalonde	11/08/2012	(3)	6,328	—	$11.41	11/08/2022	—		$—
	11/06/2013	(3)	4,883	—	15.66	11/06/2023	—		—
	11/28/2018		—	—	—	—	3,318	(4)	50,672
	11/28/2018		—	—	—	—	13,275	(5)	202,709
	11/11/2019		—	—	—	—	31,477	(6)	480,654
	11/11/2019		—	—	—	—	62,954	(7)	961,308
	11/16/2020		—	—	—	—	127,441	(8)	1,946,024
	11/16/2020		—	—	—	—	169,921	(9)	2,594,694
	11/16/2021		—	—	—	—	75,155	(10)	1,147,617
	11/16/2021		—	—	—	—	75,155	(11)	1,147,617

Yves Laflamme	11/06/2013	(3)	22,898		15.66	2/28/2022	—		—

Sylvain A. Girard	03/02/2021		—	—	—	—	15,753	(10)	240,548
	03/02/2021		—	—	—	—	21,003	(11)	320,716
	11/16/2021		—	—	—	—	25,305	(10)	386,407
	11/16/2021		—	—	—	—	25,305	(11)	386,407

Hugues Simon	03/01/2021		—	—	—	—	31,177	(10)	476,073
	03/01/2021		—	—	—	—	41,570	(11)	634,774
	11/16/2021		—	—	—	—	25,999	(10)	397,005
	11/16/2021		—	—	—	—	25,999	(11)	397,005

Richard Tremblay	11/08/2012	(3)	17,937	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	13,435	—	15.66	11/06/2023	—		—
	11/12/2018		—	—	—	—	5,855	(4)	89,405
	11/12/2018		—	—	—	—	23,422	(5)	357,654
	11/11/2019		—	—	—	—	33,195	(6)	506,888
	11/11/2019		—	—	—	—	66,392	(7)	1,013,806
	11/16/2020		—	—	—	—	38,824	(8)	592,842
	11/16/2020		—	—	—	—	51,765	(9)	790,452
	11/16/2021		—	—	—	—	22,895	(10)	349,607
	11/16/2021		—	—	—	—	22,895	(11)	349,607

Jacques P. Vachon	11/06/2013	(3)	26,652	—	15.66	11/06/2023	—		—
	11/12/2018		—	—	—	—	5,349	(4)	81,679
	11/12/2018		—	—	—	—	21,400	(5)	326,778
	11/11/2019		—	—	—	—	31,091	(6)	474,760
	11/11/2019		—	—	—	—	62,181	(7)	949,504
	11/16/2020		—	—	—	—	36,451	(8)	556,607
	11/16/2020		—	—	—	—	48,601	(9)	742,137
	11/16/2021		—	—	—	—	21,549	(10)	329,053
	11/16/2021		—	—	—	—	21,549	(11)	329,053

1.

The equity awards made to the named executive officers that were outstanding as of December 31, 2021, were the stock options granted in 2012 and 2013, the RSUs granted in 2018 through 2021, and PSUs granted in 2018 through 2021 under the equity incentive plan. In 2014, the HRCNG committee ceased granting stock options and began granting PSUs instead.

2.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on December 31, 2021, or $15.27.

3.	These awards are fully vested and exercisable. Mr. Laflamme’s options expired on February 28, 2022, pursuant to the option agreement terms, which permitted a one-year post-exercise termination period.

4.

The 2018 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year following the year of grant. The first three tranches vested December 1, 2019, December 1, 2020, and December 1, 2021, leaving December 1, 2022, to vest.

5.

The 2018 PSU award is unvested until February 28, 2022. The award will become 100% vested on February 28, 2022, with the number of shares paid out dependent on performance conditions as described in the CD&A for the 2018 proxy.

6.

The 2019 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year following the year of grant. The first two tranches vested on December 1, 2020, and December 1, 2021, leaving December 1, 2022, and December 1, 2023, to vest.

7.

The 2019 PSU award is unvested until February 28, 2023. The award will become 100% vested on February 28, 2023, with the number of shares paid out dependent on performance conditions as described in the CD&A for the 2019 proxy.

8.

The 2020 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year following the year of grant. The first tranche vested on December 1, 2021, leaving December 1, 2022, December 1, 2023, and December 1, 2024, to vest.

9.

The 2020 PSU award is unvested until February 28, 2024. The award will become 100% vested on February 28, 2024, with the number of shares paid out dependent on performance conditions as described in the CD&A for the 2020 proxy.

10.

The annual 2021 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year following the year of grant: December 1, 2022, December 1, 2023, December 1, 2024, and December 1, 2025. The initial RSU awards issued to Messrs. Girard and Simon also vest ratably in one-fourth tranches beginning on December 1 of the calendar year following the grant. The first tranche vested on December 1, 2021, leaving December 1, 2022, December 1, 2023, and December 1, 2024, to vest.

11.

The annual 2021 PSU award is unvested until February 28, 2025. The award will become 100% vested on February 28, 2025, with the number of shares paid out dependent on performance conditions as described in the CD&A. The initial PSU awards issued to Messrs. Girard and Simon will become 100% vested on February 28, 2024.

Option Exercises and Stock Vested for 2021

The options that were exercisable in 2021 were approved and granted in 2012 through annual equity awards. The options approved on January 9, 2011, and November 3, 2011, expired on January 8, 2021, and November 2, 2021, respectively.

The number of shares acquired on the exercise of options and vesting of outstanding RSUs granted under the 2017 through 2020 annual equity awards, and the value realized on the applicable exercise and vesting dates, are set forth in the following table. For the 2017 annual equity award, the table also includes the number of shares acquired and value realized upon vesting of the PSUs in 2021.

	Option Awards	Stock Awards
	Number of shares acquired on exercise	Value realized on exercise		2017 Annual Equity Award		2018 Annual Equity Award		2019 Annual Equity Award		2020 Annual Equity Award		Aggregate number of shares acquired on vesting in 2021	Aggregate value realized on vesting in 2021
Name				Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting
Remi G. Lalonde	—	$—		—	$—	19,562	$197,112	15,738	$182,718	42,480	$493,193	77,780	$873,023	(1)
Yves Laflamme	21,228	98,710	(3)	—	—	—	—	—	—	—	—	—	—	(4)
Sylvain A. Girard	—	—		—	—	—	—	—	—	5,250	60,953	5,250	60,953	(2)
Hugues Simon	—	—		—	—	—	—	—	—	10,393	120,663	10,393	120,663	(2)
Richard Tremblay	—	—		46,862	457,498	5,856	67,990	16,599	192,714	12,941	150,245	82,258	868,447
Jacques P. Vachon	37,064	169,753	(3)	42,404	413,974	5,352	62,131	15,545	180,477	12,150	141,062	75,450	797,644

1.

Under Mr. Lalonde’s February 2018 cash-settled award, he received the final tranche of 2,462 units settled in cash on December 1, 2021. These units had a total value of $28,583.82. He received the other three tranches on December 1, 2018, December 2, 2019, and December 1, 2020.

2.

The amounts shown as vesting for Messrs. Girard and Simon under the 2020 Annual Equity Award column relate to the first tranche of units settled on December 1, 2021, pursuant to the initial RSU award they each received with grant dates of March 2, 2021, and January 4, 2021, respectively.

3.

Both Messrs. Laflamme and Vachon exercised their options granted on November 8, 2012, to purchase shares at a price of $11.41 per share. Mr. Laflamme exercised his options on May 10, 2021, and Mr. Vachon exercised his options on May 7, 2021.

4.

During his employment with the company, Mr. Laflamme held both cash-settled and stock-settled RSU awards that remained outstanding as of his February 28, 2021, termination date. Pursuant to his severance agreement and as previously disclosed beginning on page 46 of the Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 9, 2021, in the table under the heading “Severance and Change in Control Arrangements—Potential Payments Upon Termination” and in footnote 8 to such table, 403,068 units became immediately vested and were settled, in either cash or stock pursuant to the terms of his respective award agreement, using the per-share price on February 28, 2021, of $9.32.

Compensation Risk Assessment

Annually, the company, through an internal committee, assesses whether any elements of the company’s compensation policies and practices encourage excessive and unnecessary risk-taking, and, if so, whether the level of risk encouraged is reasonably likely to have a material adverse effect on the company. The internal committee is composed of the senior vice president and chief financial officer; the senior vice president, corporate affairs and chief legal officer; the senior vice president, human resources; and members of the human resources staff. At inception, Hugessen Consulting provided input into the process and elements to review and provided information on market best practices. The process identified the compensation plans and practices and related key features, assessed the risk related to each of them (taking into account enterprise risk) and compared the plan and practices with market best practices. In 2021, Hugessen Consulting provided updated information on market best practices and the internal committee concluded that no changes to the company’s compensation policies and practices were advisable. The HRCNG committee and Hugessen Consulting reviewed and commented on the internal committee’s findings.

Following this review, we believe that the design of our compensation policies and practices encourages employees to remain focused on both our short-term and long-term goals, and the compensation programs are not reasonably likely to have a material adverse effect on the company.

Pension Benefits

This section describes the accumulated benefits, if any, of each of the named executive officers under company-sponsored defined benefit pension plans. The table below shows the present value of accumulated benefits, if any, payable to each of the named executive officers, including the number of years of service credited to them under each applicable plan. The benefits were determined using the discount rates and life expectancy assumptions consistent with those used in the company’s financial statements.

Pension Benefits for 2021

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Remi G. Lalonde	n/a	—	—	—
Yves Laflamme	Registered Plan (Canada)	28.51	$1,417,055	$62,539
	Supplemental Plan (Canada)	28.51	1,696,713	93,025
Sylvain A. Girard	n/a	—	—	—
Hugues Simon	n/a	—	—	—
Richard Tremblay	n/a	—	—	—
Jacques P. Vachon	Registered Plan (Canada)	11.58	815,477	—
	Supplemental Plan (Canada)	25.50	2,726,447	—

1.

Messrs. Lalonde, Girard, Simon and Tremblay do not have accrued benefits in any company-sponsored defined benefit pension plans. Instead, their retirement benefits are provided exclusively through the company’s registered plans and the DC Make-Up Program. Retirement benefits for Messrs. Laflamme and Vachon for current service are similarly provided exclusively through these arrangements after December 31, 2010. The DC Make-Up Program is described in the CD&A.

2.

The present value of accumulated benefits under the Canadian registered and supplemental pension plans sponsored by Resolute FP Canada Inc. or Resolute is determined based on the assumptions used in the company’s financial statements, as described in Note 16 of the Consolidated Financial Statements, except that each named executive officer’s retirement age was assumed to be the earliest age upon which an unreduced pension is payable under the plan(s) in which he was a participant as of December 31, 2021, the benefits are based on service and earnings before January 1, 2011, and the values of Canadian pension plan benefits for Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2021, the date of the balance sheet included in the company’s annual report on Form 10-K for the year ended the same date, or $0.7913. These assumptions are further described in the narratives below.

The following discussion describes the terms of the pension plans applicable to Messrs. Laflamme and Vachon for service and earnings before January 1, 2011. No other named executive officer has pension benefits accrued under defined benefit pension plans (either registered or the reinstated supplemental plans, both as described below).

Before their pension benefits were frozen as described below, Messrs. Laflamme and Vachon earned benefits under Canadian pension plans that were either registered or non-registered. A “registered plan” means the plan is intended to be qualified for favorable tax treatment under the Canadian Income Tax Act, or the “Income Tax Act.” In contrast, a “non-registered plan” is not qualified for this favorable tax treatment and provides to a select group of management and highly compensated employees’ additional pension benefits that cannot be provided under the registered plans because of statutory limitations or an overall benefit that is offset by the benefit provided under the registered plan.

Pursuant to the plans of reorganization, the non-registered plans were terminated and those accumulated benefits were reinstated under new non-registered plans, “the 2010 Canadian DB SERPs,” for certain participants, including Messrs. Laflamme and Vachon. The reinstated benefits were frozen as to benefit service and earnings (but not vesting service) as of December 31, 2010.

Messrs. Laflamme and Vachon have pension benefits payable under legacy Abitibi Canadian pension plans (now sponsored by Resolute FP Canada Inc. and Resolute Forest Products Inc.). Pension benefits under the 2010 Canadian DB SERPs were frozen for Messrs. Laflamme and Vachon effective December 31, 2010. However, the maximum pension payable from a registered plan under the Income Tax Act is indexed annually and it impacts what is payable between the 2010 Canadian DB SERPs and the registered plan. The following describes the pension benefits payable under these plans.

The reinstated accrued benefits provided to Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs are determined pursuant to a traditional pension plan formula based on years of credited service and a percentage of final average compensation. The 2010 Canadian DB SERPs provide an overall pension benefit that is offset by the benefit payable under the registered plans, including any registered plan benefits that have been commuted. The registered plans limit the amount of the pension benefit payable due to statutory constraints.

Pension Formula

These Canadian pension plans generally provide total pension benefits equal to 2% of final average compensation multiplied by years of credited service with the company and its related entities, up to 35 years of service. As a result of the benefit service freeze described above, the pension benefits for Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs take into account their years of credited service through December 31, 2010.

Compensation used under the formulas depends on the period for which years of service are credited. For years of credited service through December 31, 2008, final average compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual incentive awards in the last 10 years. For years of credited service after December 31, 2008, final average compensation is the average of the 5 highest consecutive calendar years of eligible earnings in the last 10 years. Eligible earnings in a given calendar year is the sum of the base salary and the incentive award paid under an annual incentive plan (excluding any special incentive awards unless authorized by the company). The paid incentive award component is capped at 125% of the target incentive award of each year.

Beginning January 1, 2009, through December 31, 2010, Messrs. Laflamme and Vachon were required to contribute to the Abitibi registered plan. Their contributions were equal to 5% of their pensionable earnings up to the U.S. compensation limit ($245,000 in 2009 and 2010). Contributions were credited with interest at the average net rate of return of the pension fund of the Abitibi registered plan over the preceding two calendar years.

Once participants attain age 55, they can retire early. The total pension payable is unreduced if the participant retires at age 58 and the sum of his age and years of service is at least 80. Messrs. Laflamme and Vachon are both eligible to retire with unreduced pension benefits.

Time and Form of Payment

The legacy Abitibi Canadian pension plans provide for payment in an annuity with a participant option to select payment among different types of annuities, any of which will provide monthly payments for the life of the participant and his spouse, if any. The company has secured the Canadian DB SERP benefits of Messrs. Laflamme and Vachon by a letter of credit pursuant to a retirement compensation arrangement without adverse tax consequences to the executive.

Assumptions for Pension Benefits Table Value

The accrued benefit amounts identified in the Pension Benefits table above show the present value of the future monthly payments if calculated as a lump sum. A discount rate and mortality table providing for current life expectancies are used to calculate the present value amount as of December 31, 2021. The discount rate and mortality table used are the same as those used for our financial statements, which are a 2.8% discount rate and the 2014 Private Sector Canadian Pensioner’s Mortality Table including a decrease of the rates of 5.7%, projected generationally using Scale B, and no assumption for pre-retirement mortality. Benefits were calculated assuming retirement on the date an executive attained age 58 with the sum of his age and years of service equaling at least 80 (or current age, if older). In addition, the final average earnings used for the calculation of the accumulated benefit as of December 31, 2021, as shown in the Pension Benefits table, are: for years of service credited through December 31, 2008, Mr. Laflamme, $322,791 and Mr. Vachon, $395,806; and for years of service credited after December 31, 2008, Mr. Laflamme, $288,916 and Mr. Vachon, $368,790.

Severance and Change in Control Arrangements

The following is a discussion of the policies and arrangements to which a named executive officer becomes subject upon certain termination events, with or without a change in control of the company. During 2021, all named executive officers except Mr. Lalonde, were covered by the company’s executive severance policy. Severance protection for the president and chief executive officer of the company is provided under the president and chief executive officer’s individual employment agreement and related documents and, in the case of a termination with a change in control, a separate change in control agreement.

As described in the CD&A, effective at 11:59 PM on February 28, 2021, Mr. Laflamme stepped down and retired from the position of president and chief executive officer. Upon his departure, Mr. Laflamme received certain severance and other benefits provided under his agreements and received full vesting of his outstanding equity awards and remained eligible for a prorated award under the 2021 STIP. In reliance on Item 402(a)(2) of Regulation S-K, the payments and benefits made to Mr. Laflamme in 2021 were previously disclosed beginning on page 46 of the Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 9, 2021, in the table under the heading “Severance and Change in Control Arrangements—Potential Payments Upon Termination” and in footnote 6 to such table.

In all cases, to be eligible for severance benefits, the named executive officers must agree to certain restrictive covenants intended to mitigate the competitive disadvantage that would result from losing executive talent to competitors of the company:

•

The executive severance policy requires eligible named executive officers to protect confidential information. In addition, to receive benefits under the executive severance policy, an eligible executive must sign a release containing non-compete, non-solicitation and confidentiality covenants.

•

The president and chief executive officer’s employment agreement includes covenants not to compete with the company, solicit customers of the company or interfere with suppliers of the company for a 12-month period following a termination for any reason, except that these covenants do not apply in the case of a termination without “cause” by the company or for “good reason” by the president and chief executive officer pursuant to the change in control agreement (as defined thereunder). In addition, a confidentiality covenant is effective for a five-year period following a termination for any reason. The above covenants remain in place following Mr. Laflamme’s departure.

The executive severance policy, in both a change in control or non-change in control context, does not provide any enhanced benefits in the form of, for example, subsidized continued health coverage or tax-gross ups. The terms Cause, Change in Control, Good Reason are defined in the respective severance policy or agreement, as applicable. The material terms of the executive severance policy and the severance provisions of Mr. Lalonde’s employment and change in control agreements are as follows, with all descriptions qualified by the actual terms of the policy and agreements.

Key Provisions	Executive Severance Policy	Mr. Lalonde’s Employment and Change in Control Agreements
Termination Without Cause (No Change in Control)
Severance pay(1)

•  Lump sum payment equal to 6 weeks of eligible pay per year of continuous service, with a minimum of 52 weeks and a maximum of 104 weeks

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

•  In addition to severance pay, in accordance with the Short-Term Incentive Plan, for a termination on or after July 1, prorated payment of the incentive award for the year of termination

•  Two times eligible pay

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements, except in the case of a good leaver

•  In addition to severance pay, in accordance with the Short-Term Incentive Plan, for a termination on or after July 1, prorated payment of the incentive award for the year of termination

•  If Mr. Lalonde’s termination without cause is a good leaver termination, full vesting of equity awards, which shall remain exercisable in accordance with the plan and award agreement, and continued eligibility for grants during a transition period of active employment

•  “Good leaver” means termination without cause and the executive continues to discharge assigned duties and responsibilities during a transition and succession planning period

Termination Without Cause or for Good Reason On or After Change in Control

Time period during which change in control benefits are payable	• Eligible termination within 12 months after change in control	• Eligible termination within 24 months after change in control

Key Provisions	Executive Severance Policy	Mr. Lalonde’s Employment and Change in Control Agreements
Severance pay(1)

•  Same severance pay as when there is no change in control

•  In addition to severance pay, in accordance with the Short-Term Incentive Plan, for a termination on or after July 1, pro rata payment of the incentive award of the year of termination

•  The following amounts, reduced to minimize excise tax liability under Code Section 4999:(2)

Lump sum payment equal to:

¡    2.5 times base salary as in effect on his termination date, plus

¡   2.5 times the lesser of (i) average of his last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination, plus

¡   2.5 times maximum Company contributions he could have received under Company’s defined contribution program (if any) for year of termination, plus

¡   $19,783 in lieu of individual outplacement services

•  Immediate vesting of outstanding equity awards

•  Eligibility for Company-provided health care and life insurance coverage, with premiums payable at the rates then in effect for named executive officers, until the earlier of 36 months after his termination date or the date he becomes covered under another employer’s health care and life insurance programs

•  In addition to severance pay, in accordance with the Short-Term Incentive Plan, for a termination on or after July 1, prorated payment of the incentive award for the year of termination

1.

For the named executive officers other than Mr. Lalonde, vesting of outstanding equity awards is not automatically accelerated. However, the equity incentive plan provides the HRCNG committee discretion to determine the treatment of equity awards upon a termination with or without a change in control.

2.

If the aggregate amount of pay and benefits payable to Mr. Lalonde under the change in control agreement would constitute a “parachute payment” subject to excise tax under Section 4999 of the Code, his aggregate pay and benefits would be reduced to the greater of (i) the after-tax amount which he would retain after all federal, state and local income taxes and all excise taxes under Section 4999, or (ii) the after-tax amount which he would retain after all federal, state and local income taxes if his aggregate pay and benefits were reduced to the maximum amount payable without triggering the excise tax liability under Section 4999.

Potential Payments Upon Termination

The table below shows amounts triggered upon the termination events identified below, which excludes amounts that are not payable or otherwise forfeited upon a for cause termination or certain non-retirement terminations. In these circumstances, other than legally required amounts such as accrued salary, no additional amounts would be payable and any vested and unvested rights to equity would be forfeited.

	Base Salary ($)(1)	Avg. of Last Two STIP Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Equity Awards ($)(3)		All Other Compensation ($)(4)	Total Post Termination Payment & Benefit Value ($)
Remi G. Lalonde

Company initiated (not for cause) termination of employee without a change in control	1,452,805	699,895		913,233	1,795,652	(5)	19,783	4,881,368	(6)

Company initiated (not for cause) termination of employee with a change in control or good reason termination by employee following a change in control	1,816,006	874,868		913,233	8,521,361	(5)	342,114	12,467,582	(6)

Retirement	—	—	(7)	—	—		—	—

Death	—	—		913,233	4,377,168	(9)	—	5,290,401

Long-Term Disability	—	—		913,233	4,377,168	(9)	—	5,290,401

Sylvain A. Girard

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following change in control	440,244	—		485,238	93,686	(5)	19,783	1,038,951

Retirement	—	—	(7)	—	—		—	—

Death	—	—		485,238	479,311	(9)	—	964,549

Long-Term Disability	—	—		485,238	479,311	(9)	—	964,549

Hugues Simon

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following change in control	452,317	—		563,979	232,130	(5)	19,783	1,268,209

Retirement	—	—	(7)	—	—		—	—

Death	—	—		563,979	791,187	(9)	—	1,355,166

Long-Term Disability	—	—		563,979	791,187	(9)	—	1,355,166

Richard Tremblay

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	475,457	366,676		504,953	1,297,332	(5)	5,800	2,650,218

Retirement	—	—	(7)	—	1,297,332	(8)	—	1,297,332

Death	—	—		504,953	2,553,045	(9)	—	3,057,998

Long-Term Disability	—	—		504,953	2,553,045	(9)	—	3,057,998

	Base Salary ($)(1)	Avg. of Last Two STIP Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Equity Awards ($)(3)		All Other Compensation ($)(4)	Total Post Termination Payment & Benefit Value ($)
Jacques P. Vachon(10)

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	—	—	—	—		—	—

Retirement	—	—	471,323	3,773,559	(8)	—	4,244,882

Death	—	—	—	—		—	—

Long-Term Disability	—	—	—	—		—	—

1.

Base salary amounts are expressed in U.S. dollars based on a ratio of 63.5% payable in Canadian dollars and 36.5% payable in U.S. dollars, as described in footnote 1 to the Summary Compensation Table. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of December 31, 2021, or $0.7913. The amounts shown for Mr. Lalonde is two times his base salary for an eligible non-change in control termination and 2.5 times his base salary for an eligible change in control termination. The amounts shown for Messrs. Girard, Simon, and Tremblay are based on their years of service and the minimum and maximum amounts payable under the policy. Specifically, Messrs. Girard, Simon and Tremblay would respectively receive 1, 1, and 1.21 times their base salary.

2.

The amounts shown for Messrs. Lalonde and Tremblay are based on the average of their 2019 and 2020 regular incentive awards paid, expressed in U.S. dollars and using the same multiples as described in footnote 1.

3.

The value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on December 31, 2021, or $15.27. For the 2018, 2019, 2020 and 2021 PSUs, the value assumes that the PSUs would be paid at 95.10% for 2018 and 100% for 2019, 2020 and 2021 PSUs on December 31, 2021, with actual payout being subject to achievement of the established performance measures.

4.

For Mr. Lalonde, the amount shown includes $19,981 of premiums payable under company-provided health care and life insurance programs at the rate of actively employed named executive officers, $19,783 of outplacement benefits, plus $302,350, which represents 2.5 times the company contributions under the company’s defined contribution program. All other amounts in this column represent the value of outplacement benefits.

5.	Assumes one month of pro rata vesting of pending RSUs awards and pro rata vesting of pending PSUs awards. The number of RSUs and PSUs that would vest upon a termination without cause is as follows:

	Mr. Lalonde	Mr. Girard	Mr. Simon	Mr. Tremblay	Mr. Vachon
RSUs	6,694	1,111	1,408	3,426	—
PSUs	110,900	5,025	13,794	81,533	—

6.

To the extent Mr. Lalonde was subject to U.S. taxation in 2021, he would have been subject to the change in control excise tax under Section 4999 of the Code. As a result, if an eligible termination would have occurred following a change in control, Mr. Lalonde would be subject to an approximate excise tax of $62,000. Mr. Tremblay, who was subject to U.S. taxation similarly would not have been subject to the change in control excise tax under Section 4999 of the Code. In no event would they have been entitled to gross-up payments in respect of such tax pursuant to the executive severance policy or their individual award agreements.

7.

Messrs. Lalonde, Girard, Simon and Tremblay did not meet the criteria for retirement under the STIP as of December 31, 2021. As a result, no STIP would be payable for a retirement on December 31, 2021.

8.

For Mr. Vachon, the amount reflects immediate vesting of all outstanding RSUs and PSUs upon his retirement. For Mr. Tremblay, the amount reflects pro rata vesting of each RSU award and PSU award granted to him because he attained age 55 but did not meet the criteria for retirement under the LTIP. The number of RSUs and PSUs that would vest upon retirement is as follows:

	Mr. Lalonde	Mr. Girard	Mr. Simon	Mr. Tremblay	Mr. Vachon
RSUs	—	—	—	3,426	94,440
PSUs	—	—	—	81,533	152,682

Messrs. Lalonde, Girard and Simon would not have been entitled to any equity awards as of December 31, 2021, because they have not attained age 55.

9.

For all named executive officers, assumes immediate vesting of the next tranche of RSUs under the 2018, 2019, 2020 and 2021 annual equity awards, and pro rata vesting of PSUs under the 2018, 2019, 2020 and 2021 annual equity awards. The number of RSUs and PSUs that would vest upon death or disability is as follows:

	Mr. Lalonde	Mr. Girard	Mr. Simon	Mr. Tremblay	Mr. Vachon
RSUs	80,326	13,327	16,892	41,118
PSUs	206,325	18,062	34,921	126,076

10.

Mr. Vachon retired from the company on December 31, 2021. As permitted by SEC guidance, the amounts shown are the actual amounts or value Mr. Vachon received upon his resignation from his position as senior vice president, corporate affairs and chief legal officer.

CEO PAY RATIO DISCLOSURE

For 2021, as required under Instruction 2 to Item 402(u) of Regulation S-K, we have updated the median employee used to calculate the CEO pay ratio. To identify the median employee, we measured our employee population as of October 1, 2020, which consisted of approximately 6,899 individuals, split between Canada and the U.S. We have excluded all employees in all other countries as permitted by the SEC rules under the de minimis rule since such employees represent less than 5% of our total employees. The excluded population was comprised of 3 employees from the United Kingdom.

The compensation definition used to determine our median employee was cash compensation — this included base pay, cash incentives, overtime and cash perquisites. For most employees, we used 2019 cash compensation as reported on 2019 income tax slips. For employees hired in 2019, but before April 1, 2019, we annualized their 2019 cash compensation. For all other employees, we annualized their 2020 year-to-date cash compensation.

To find the median of the annual total compensation of all our employees (other than our CEO), we used a commonly accepted random sampling methodology on our employee population. We conducted our analysis using a sample of 377 employees (95% confidence interval — and ±5% precision).

Using this methodology, we identified our median employee and calculated the elements of the employee’s annual total compensation for fiscal 2021 in accordance with the requirements to be in the amount of $105,213. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table — $3,979,605. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is therefore 38 to 1.

INFORMATION ON STOCK OWNERSHIP

The following table includes all stock-based holdings, as of March 29, 2022, of: each of our directors and named executive officers; our directors and executive officers as a group; and all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Holder	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	30,548,190	(2)	39.8%
Chou Associates Management Inc. 110 Sheppard Avenue, Suite 301, Box 18 Toronto, Ontario M2N 6Y8 Canada	5,256,960	(3)	6.8%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,477,965	(4)	5.8%
Randall C. Benson	35,177	(5)	*
Suzanne Blanchet	13,300	(6)	*
Duncan K. Davies	3,360	(7)	*
Jennifer C. Dolan	50,039	(8)	*
Sylvain A. Girard	2,451		*
Yves Laflamme	43,033	(9)	*
Remi G. Lalonde	94,730	(10)	*
Bradley P. Martin	65,101	(11)	*
Alain Rhéaume	70,600	(12)	*
Michael S. Rousseau	90,600	(13)	*
Richard Tremblay	140,499	(14)	*
Hugues Simon	8,441	(15)	*
Jacques P. Vachon	53,633	(16)	*
Directors (including nominees) and executive officers as a group (18 persons)			1.3%

*	Less than 1%

1.

Based on 76,796,573 shares of outstanding common stock as of March 29, 2022. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have beneficial ownership of the shares of common stock that the person has the right to acquire within 60 days of the date of determination, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, all the shares the person or persons has (have) the right to acquire within 60 days, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options, are deemed to be outstanding but are deemed not to be outstanding for the purpose of computing the percentage ownership of any other person. All numbers listed represent sole investment and voting power unless otherwise indicated.

2.

Based on an amended Schedule 13D filed on August 25, 2021, by V. Prem Watsa, The Second 810 Holdco Ltd., The Second 1109 Holdco Ltd., The Sixty Two Investment Company Limited, 12002574 Canada Inc., Fairfax Financial Holdings Limited, FFHL Group Ltd., Fairfax (Barbados) International Corp., Wentworth Insurance Company Ltd., Brit Limited, Brit Insurance Holdings Limited, Brit UW Limited, Brit Reinsurance (Bermuda) Limited, Fairfax (US) Inc., Crum & Forster Holdings Corp., United States Fire

Insurance Company, The North River Insurance Company, Zenith National Insurance Corp., Zenith Insurance Company, TIG Insurance Company, Northbridge Financial Corporation, Federated Insurance Company of Canada, Northbridge General Insurance Corporation, Verassure Insurance Company, 1102952 B.C. Unlimited Liability Company, Allied World Assurance Company Holdings, Ltd., Allied World Assurance Company Holdings I, Ltd., Allied World Assurance Company, Ltd., Allied World Assurance Holdings (Ireland) Ltd., Allied World Assurance Company (U.S.) Inc., Allied World Insurance Company, AW Underwriters Inc., Allied World Specialty Insurance Company and CRC Reinsurance Limited.

3.

Based on a Schedule 13G filed on April 13, 2020, by Chou Associates Management Inc. and Stonetrust Commercial Insurance Co. Chou Associates Management Inc. reports beneficially owning 4,571,960 shares and Stonetrust Commercial Insurance Co reports beneficially owning 685,000 shares, and both having in aggregate sole dispositive power to vote and to dispose over 5,256,960 shares.

4.

Based on a Schedule 13G filed on February 8, 2022, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reports having sole voting power over 4,391,576 shares and sole dispositive power over 4,477,965 shares. All 4,477,965 shares are owned by commingled funds, group trusts and separate accounts (“Funds”) for which Dimensional Fund Advisors LP serves as investment manager or sub-adviser to the Funds.

5.	Includes 24,800 shares of common stock acquired in open market purchases and held indirectly through R&J Benson Investments Ltd. and 10,377 stock-settled vested DSUs.

6.	Includes 13,300 shares of common stock acquired in open market purchases.

7.	Includes 3,360 shares of common stock acquired in open market purchases.

8.	Includes 6,252 shares of common stock acquired in open market purchases.

9.	Information as of March 17, 2022.

10.	Includes 13,245 shares of common stock acquired in open market purchases and 11,211 shares of common stock that can be acquired by exercising stock options.

11.	Represents 65,101 vested DSUs.

12.	Represents 70,600 vested DSUs.

13.	Represents 70,600 vested DSUs and 20,000 shares of common stock acquired in open market purchases.

14.	Includes 31,372 shares of common stock that can be acquired by exercising vested stock options.

15.	Includes 3,588 shares of common stock held prior to joining the company in 2021.

16.	Includes 26,652 shares of common stock that can be acquired by exercising vested stock options. Information as of March 17, 2022.

MANAGEMENT PROPOSALS

Item 1 — Vote on the Election of Directors

Composition of the Board

The board fixed the board size at eight members; seven of the eight current members of the board are standing for reelection to hold office until the 2023 annual meeting of stockholders; Duncan K. Davies was appointed director by the board as of September 13, 2021, in accordance with the company’s by-laws, and he is standing for election for the first time. The candidacy of Mr. Duncan K. Davies as director and chairman was submitted to the HRCNG committee for review after being highly recommended by a director. After considering Mr. Davies’ industry and other relevant experience and skillset, including his extensive experience as president and chief executive officer in the wood products sector, and after taking into account his interest in joining the board and his willingness to devote the necessary time and effort required to act as chairman of the board and his overall candidacy, the HRCNG committee recommended his nomination to the board and the board accepted such recommendation.

After careful consideration as to the mix of skills, experience and personal characteristics that is desired at the board to ensure optimal performance, the board, in consultation with the HRCNG committee, has decided that it is in the best interest of the company to waive Ms. Dolan’s mandatory retirement at age 75 so that she may stand for reelection exceptionally this year. Ms. Dolan’s breadth of industry experience, deep knowledge of the business, as well as the diversity characteristics she brings to the board as a woman director are factors that have been considered in this decision. The board has hired a recruitment firm to assist in its renewal process and in particular, in its search for women nominee candidates with a view to increase women’s representation on the board to 30% by 2024.

Each director nominee has been recommended for election by the HRCNG committee and approved and nominated for election by the board. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Each director nominee has consented to serve if elected. Should any director nominee be unable to stand for election at the annual meeting, proxies will be voted in favor of such other person, if any, recommended by the HRCNG committee and designated by the board.

Pursuant to our by-laws, if any director nominee fails to receive a majority of the votes cast in an uncontested election of directors, such as the 2022 annual meeting, that director must promptly tender his or her resignation to the board. The HRCNG committee will make a recommendation to the full board whether or not to accept the resignation. The board will publicly announce its decision regarding a tendered resignation within 90 days from the date the results of the election are certified.

Board Recommendation

The board unanimously recommends a vote FOR the election to the board of each of Randall C. Benson, Suzanne Blanchet, Duncan K. Davies, Jennifer Dolan, Remi G. Lalonde, Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. What follows is biographical information and qualifications considered in nominating each candidate for director to the board. Attendance information for 2021 is also provided for current directors.

Nominees

Randall C. Benson Age: 62 Director since: 2017 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• HRCNG committee • Finance (chair) • Environment, Health, Safety and Sustainability	Attendance 6/6 Attendance 6/6 Attendance 4/4

Mr. Benson has served on the company’s board since the 2017 annual meeting of stockholders.

He has been the principal of R.C. Benson Consulting Inc. since 1999, providing strategic analysis, management, financial and operational restructuring and recapitalization expertise to companies, including those considered distressed or underperforming. From May 2012 to August 2016, Mr. Benson was also Co-Lead of the National Restructuring practice (Canada) at KPMG LLP. In addition, Mr. Benson has experience in finance, operations, sales, and general management gained through various roles he has held in operating companies, including as the chief financial officer of public and private companies Call-Net Enterprises Inc. (which owned Sprint Canada Inc.) and Beatrice Foods Inc., and as divisional president of Parmalat Canada’s Dairy Group.

Mr. Benson was chair of the board and chair of the audit committee of Advanz Pharma Corp (TSX) until December 31, 2019. He is a member of the advisory board of the Canadian Deposit Insurance Corporation and serves on the board of other private companies.

Director qualifications:

•  Financial/accounting experience

•  Management/manufacturing/operating experience

•  Public policy/government relations

•  Human resources & compensation

Suzanne Blanchet Age: 64 Director since 2019 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Audit • Finance • Environment, Health, Safety and Sustainability (chair)	Attendance 7/7 Attendance 6/6 Attendance 4/4

Ms. Blanchet was appointed to the company’s board on January 31, 2019, in accordance with the company’s by-laws and further elected at the 2019 annual meeting of stockholders.

She spent over 30 years with Cascades Inc., including as senior vice president, corporate development, from 2014 to 2017. From 1997 to 2014, she was president and chief executive officer of Cascades Tissue Group.

Ms. Blanchet is a graduate of the Directors Education Program of the Institute of Corporate Directors and currently serves as a director of GDI Integrated Facility Services Inc. (TSX) where she serves on the audit committee, and as a director of Velan Inc, (TSX) where she serves as president of the audit committee. Ms. Blanchet has also previously served as a director of Rona Inc. (TSX) and Agropur.

Director qualifications:

•  Management/manufacturing/operating experience and industry expertise

•  Financial/accounting experience

•  Governance/compliance/ESG

•  Human resources & compensation

•  Public policy/government relations

Duncan K. Davies Age: 71 Director since: 2021 Chairman Board attendance: 100% Total attendance: 100%	Current Committee(s):	• HRCNG committee • Finance committee	Attendance 2/2 Attendance 1/1

Mr. Davies was appointed to the board on September 13, 2021, and he is chairman of the board.

He was president and chief executive officer and a director of Interfor Corporation (TSX) for nearly 20 years until he stepped down in 2019. Most recently, he served as chief executive officer of Pinnacle Renewable Energy Inc. (TSX) from November 2020 to May 2021 where he also served as director from April 2020 to April 2021. He also previously served as an officer of two other integrated forest products companies, and worked as an investment banker, specializing in forest products activities.

Mr. Davies is currently vice chair of the Binational Softwood Lumber Council. He previously served on the Softwood Lumber Board, BC Lumber Trade Council and Canadian Lumber Trade Alliance, where he was involved in industry-wide promotion and trade-related matters involving softwood lumber.

Mr. Davies holds a Bachelor of Arts (Economics) from the University of Victoria and a Master of Science (Forestry Economics) from the University of British Columbia.

Director qualifications:

•  Management/manufacturing/operating experience and industry expertise

•  Financial/accounting experience

•  Public policy/government relations

•  Governance/compliance/ESG

•  Human resources & compensation

Jennifer C. Dolan Age: 75 Director since: 2013 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Audit • HRCNG committee • Environment, Health, Safety and Sustainability	Attendance 7/7 Attendance 6/6 Attendance 4/4

Ms. Dolan has served on the company’s board since the 2013 annual meeting of stockholders.

She retired from The New York Times Company in 2012 after a 33-year career, the last ten of which she spent as vice president of forest products, where she managed paper procurement and oversaw its equity investments in two paper mills, including as a member of the board of Donohue Malbaie Inc., while it was a joint venture with the company. Before then, she held a number of executive and senior finance roles. Ms. Dolan is a certified public accountant, and a member of the American Institute of Certified Public Accountants. She serves on no other public company board.

Director qualifications:

•  Management/manufacturing/operating experience and industry expertise

•  Financial/accounting experience

Remi G. Lalonde Age: 45 Director since: 2021 President and CEO Board attendance: 100% Total attendance: 100%

Mr. Lalonde was appointed president and chief executive officer and a member of the company’s board on March 1, 2021.

Mr. Lalonde has been with the company since 2009. He previously served as senior vice president and chief financial officer from November 2018 to March 1, 2021, after being vice president for strategy, M&A, business development and procurement from May 2018 to November 2018. He was general manager of Resolute’s pulp and paper mill in Thunder Bay (Ontario) from February 2016 to May 2018. Before taking a leadership role in operations, Mr. Lalonde was treasurer and vice president for investor relations from November 2014 to February 2016, and vice president for investor relations from September 2011 to November 2014. He initially joined the company in 2009 as senior legal counsel (securities) following six years at the law firm of Sullivan & Cromwell LLP in New York.

Mr. Lalonde graduated with a bachelor of laws from the University of Ottawa in 2003 and a bachelor of applied sciences in civil engineering from the University of Ottawa in 1999. He is admitted to practice law in New York and Ontario.

Mr. Lalonde currently serves as a board member of the American Forest & Paper Association and he is vice chairman of the board of the Forest Products Association of Canada and chairman of its audit committee. He is also on the board of the Binational Softwood Lumber Council and the Canadian Lumber Trade Association.

Director qualifications:

•  Management/manufacturing/operating experience and industry expertise

•  Financial/accounting experience

•  Governance/compliance/ESG

•  Public policy/government relations

Bradley P. Martin Age: 62 Director since: 2012 Vice chair Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Finance • Environment, Health, Safety and Sustainability	Attendance 6/6 Attendance 4/4

Mr. Martin has served on the board since the 2012 annual meeting of stockholders. He was chair of the board until September 13, 2021.

Since March 9, 2012, he has served as vice president for strategic investments with Fairfax Financial Holdings Limited. He had been its vice president and chief operating officer since January 2007, and its corporate secretary since 2002. Before joining Fairfax in 1998, he was a partner with Torys LLP, a leading Canadian business law firm, specializing in mergers and acquisitions and securities law.

Mr. Martin currently serves as a member of the boards of Eurobank Ergasias S.A. (Athens Stock Exchange), AGT Food and Ingredients Inc. (TSX; no longer a public company) and two private companies. He has served in the last five years on the board of Bank of Ireland (London Stock Exchange).

Director qualifications:

•  Management/manufacturing/operating experience

•  Governance/compliance/ESG

•  Human resources & compensation

Alain Rhéaume Age: 70 Director since: 2010 Board attendance:100% Total attendance: 100%	Current Committee(s):	• Audit • HRCNG committee (chair) • Finance	Attendance 7/7 Attendance 6/6 Attendance 6/6

Mr. Rhéaume has served on the company’s board since 2010. He was lead director until September 13, 2021.

He is founder and a managing partner at Trio Capital Inc. Until 2005, he was executive vice president and president of Fido, a subsidiary of Rogers Wireless Communications Inc. Previously, Mr. Rhéaume was president and chief operating officer and chief financial officer of Microcell. Previously, Mr. Rhéaume was associate deputy minister of finance from 1987 to 1992 and deputy minister of finance from 1992 to 1996 in the provincial government of Québec.

He currently serves as a director of Boralex Inc. (TSX) and was a director of SNC-Lavalin Group Inc. (TSX) until May 2021. He has also served in the last five years on the board of the Canadian Investors Protection Fund.

Director qualifications:

•  Management/manufacturing/operating experience

•  Financial/accounting experience

•  Public policy/government relations

•  Governance/compliance/ESG

•  Human resources & compensation

Michael S. Rousseau Age: 64 Director since: 2010 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Audit (chair) • Finance • HRCNG committee	Attendance 7/7 Attendance 6/6 Attendance 6/6

Mr. Rousseau has served on the company’s board since 2010.

He is president and chief executive officer of Air Canada since February 16, 2021. Previously, he was deputy chief executive officer and chief financial officer of Air Canada since January 1, 2019, after being executive vice president and chief financial officer of Air Canada since October 2007. He was named Canada’s CFO of the Year™ for 2017 by Financial Executives International Canada (FEI Canada), PwC Canada and Robert Half. He served as president of Hudson’s Bay Company from 2006 to 2007, and as executive vice president and chief financial officer from 2001 to 2006. Prior to joining Hudson’s Bay Company in 2001, he held senior executive financial positions at other large international corporations, including Moore Corporation in Chicago, Silcorp Limited and the UCS Group (a division of Imasco Limited).

Mr. Rousseau currently serves on the board of Air Canada (TSX). He previously served on the board of directors of Chorus Aviation Inc. (TSX) until June 2021 and of Enercare Inc. (TSX) until November 2018.

Director qualifications:

•  Management/manufacturing/operating experience

•  Financial/accounting experience

•  Governance/compliance/ESG

•  Human resources & compensation

Item 2 — Vote on the Ratification of the Appointment of PricewaterhouseCoopers LLP

The audit committee appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Our organizational documents do not require that our stockholders ratify the appointment of the independent registered public accounting firm, but we do so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, the audit committee may change, in its discretion, the appointment at any time if it determines that it would be in the best interests of our company and our stockholders to do so.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services performed by the company’s independent registered public accounting firm, including audit-related, tax and other services. The audit committee pre-approved all audit and permissible non-audit services provided by PwC in 2021.

The company’s chief financial officer, chief accounting officer (or another officer designated by the board) and the independent registered public accounting firm must submit to the audit committee a request to provide any service that requires pre-approval. Each request must include a statement as to whether the independent registered public accounting firm and the submitting officer view the provision of the requested services as consistent with the SEC’s rules on auditor independence. The request must be sufficiently detailed to enable the audit committee to precisely identify the services requested. The audit committee may delegate pre-approval authority to its chair or one or more other committee members, but not to management. Any committee member with delegated authority must report all pre-approval decisions to the audit committee at its next scheduled meeting.

Other Information

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

Fees paid. The following table contains certain information on the fees paid to PwC for professional services rendered in the years ended December 31, 2021, and 2020, converted from Canadian to U.S. dollars at the average exchange rate in the applicable year.

Fee category	2021 fees	2020 fees
	(in thousands)
Audit fees	$2,096	$2,109
Audit-related fees	88	74
Tax fees	64	127
All other fees	68	84

Total fees	$2,316	2,394

•

Audit fees. Audit fees consist of fees billed for professional services rendered in respect of the audits of annual consolidated financial statements and internal control over financial reporting for the years indicated, review of interim consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

•	Audit-related fees. Audit-related fees consist primarily of fees for other attestation engagements in respect of the fiscal years indicated.

•	Tax fees. Tax fees in each of 2021 and 2020 consisted primarily of tax compliance services for certain of our subsidiaries.

•	All other fees. All other fees in each of 2021 and 2020 consist mainly of translation services for the company’s periodic reports.

Board Recommendation

The board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR ratification of the appointment.

Item 3 — Advisory Vote to Approve Executive Compensation

Rule 14a-21 under the Exchange Act requires that we give our stockholders the ability to cast a non-binding advisory vote on the compensation of our named executive officers. This vote is commonly referred to as the “say-on-pay” vote. At our 2017 annual meeting, a majority of stockholders voted, consistent with the recommendation of the company’s board of directors, to hold a stockholder advisory vote on a resolution to approve the compensation of the company’s named executive officers annually. Accordingly, we intend to continue to provide annual say-on-pay votes.

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the board believes, serve to promote the creation of long-term stockholder value and to position the company for long-term success. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation and short-term and long-term incentive awards is designed to enable the company to attract and retain top quality executive talent while, at the same time, creating a close relationship between performance and compensation. Our HRCNG committee and the board believe that the design of the program and the compensation awarded to our named executive officers thereunder fulfill this objective.

We are asking for stockholder approval of the compensation of our named executive officers, as we have disclosed in this proxy statement in accordance with SEC rules. The compensation disclosures are contained under the heading Compensation Discussion and Analysis, the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, the board is requesting your approval of the following non-binding resolution:

RESOLVED, that the company’s stockholders approve, on a non-binding advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement for this annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table, the other related tables and the accompanying narrative.

This vote is advisory and therefore not binding on the company, our HRCNG committee, or the board. Nevertheless, the board and the HRCNG committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the company’s compensation programs.

Board Recommendation

The board unanimously recommends a vote FOR the approval of the company’s executive compensation. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR this proposal.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors oversees our financial reporting, internal controls and audit function process on behalf of the board. The company’s management is responsible for the financial statements and for maintaining effective internal control over financial reporting.

In carrying out its oversight responsibilities, the audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2021. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB.” The audit committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board that the audited financial statements for the year ended December 31, 2021, be included in the company’s 2021 annual report on Form 10-K for filing with the SEC.

Suzanne Blanchet

Jennifer C. Dolan

Alain Rhéaume

Michael S. Rousseau (chair)

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the company’s directors, executive officers and 10% stockholders to file reports of holdings and transactions in common stock with the SEC. Those persons are also required to furnish the company with copies of all section 16(a) reports they file, which we post on our website at resolutefp.mediaroom.com/sec-filings.

As a practical matter, the company assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. Based on a review of the copies of such reports and on written representations from the company’s directors and executive officers, the company believes that all section 16(a) filing requirements applicable to the company’s directors, executive officers and stockholders were complied with during the most recent fiscal year.

HRCNG COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the HRCNG committee during 2021 was an officer or employee of the company during 2021 or at any time in the past nor had reportable transactions with the company. During 2021, none of the company’s executive officers served on the board of directors or compensation/nominating and governance committee of any other entity that had an executive officer serving as a member of the company’s board of directors or HRCNG committee.

OTHER BUSINESS

There is no other matter that the board currently intends to present, or has reason to believe others will present, at the annual meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a- 8 must be received at our principal executive offices no later than the close of business on December 15, 2022. Proposals should be addressed to the corporate secretary, Resolute Forest Products Inc., 1010 De La Gauchetière Street West, Suite 400, Montreal, Quebec, H3B 2N2, Canada.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a- 8 but instead is sought to be presented directly at the 2023 annual meeting be made by way of a “notice of business,” as further described in the by-laws. To be timely, the notice of business must be delivered personally or mailed to, and received at, our principal executive offices, addressed to the corporate secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, a notice of business must be received no earlier than February 26, 2023, and no later than March 28, 2023. The notice of business should be addressed to the corporate secretary, Resolute Forest Products Inc., 1010 De La Gauchetière Street West, Suite 400, Montreal, Quebec, H3B 2N2, Canada.

ADDITIONAL INFORMATION

We will furnish, without charge to a stockholder, a copy of the annual report on Form 10-K (including the financial statements and financial schedules incorporated by reference therein but not including the exhibits, which are available upon payment of a reasonable fee) for the year ended December 31, 2021, filed with the SEC. A copy of the report can be obtained upon written request to the company at Corporate Secretary, Resolute Forest Products Inc., 1010 De La Gauchetière Street West, Suite 400, Montreal, Quebec, H3B 2N2, Canada. The annual report on Form 10-K and all of the company’s filings with the SEC can be accessed through our website at resolutefp.mediaroom.com/sec-filings.

ANNUAL MEETING OF STOCKHOLDERS OF RESOLUTE FOREST PRODUCTS INC. May 27, 2022 With e-Consent, you can quickly access your proxy material, statements and other eligible documents online. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at https://www.astproxyportal.com/ast/RFP_EN Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333333333001000 4 052722 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 – 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X] The annual meeting of stockholders will be conducted on Friday, May 27, 2022, at 8:00 a.m. (Eastern) both online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 de La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada, subject to public health restrictions relating to the COVID-19 pandemic at the time of the meeting. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our online annual meeting. To join the annual meeting online, you will need to have your 11-digit control number, which is included on the notice of internet availability and proxy card, and the following password: resolute2022. Stockholders attending the meeting in person must bring an acceptable form of identification. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: NOMINEES: FOR AGAINST ABSTAIN Randall C. Benson [    ] [    ] [    ] Suzanne Blanchet [    ] [    ] [    ] Duncan K. Davies [    ] [    ] [    ] Jennifer C. Dolan [    ] [    ] [    ] Remi G. Lalonde [    ] [    ] [    ] Bradley P. Martin [    ] [    ] [    ] Alain Rhéaume [    ] [    ] [    ] Michael S. Rousseau [    ] [    ] [    ] 2. Ratification of PricewaterhouseCoopers LLP appointment. [    ] [    ] [    ] 3. Advisory vote to approve executive compensation (“say-on-pay”) [    ] [    ] [    ] MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. [    ] Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[    ] RESOLUTE FOREST PRODUCTS INC. Proxy for Annual Meeting of Stockholders on May 27, 2022 Solicited on Behalf of the Board of Directors Remi G. Lalonde, Sylvain A. Girard and Stephanie Leclaire (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Resolute Forest Products Inc. to be held both online through a virtual web conference at https://web.lumiagm.com/295854943 and in person at the Montreal Marriott Chateau Champlain, located at 1050 De La Gauchetière Street West, Montreal, Quebec, H3B 4C9, Canada (subject to public health restrictions relating to the COVID-19 pandemic at the time of the meeting), on May 27, 2022 at 8:00 a.m. (Eastern Time) or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder on the reverse side of this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. 1.1 (Continued and to be signed on the reverse side) 14475